                                                                     EXHIBIT 2.1




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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                      among

                                DOUBLECLICK INC.

                             ATLAS ACQUISITION CORP.

                                       and

                               MESSAGEMEDIA, INC.




                            Dated as of June 1, 2001










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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS ........................................................1
         SECTION 1.01     Certain Defined Terms...............................1

ARTICLE II THE MERGER ........................................................6
         SECTION 2.01     The Merger..........................................6
         SECTION 2.02     Closing.............................................7
         SECTION 2.03     Effective Time......................................7
         SECTION 2.04     Effect of the Merger................................7
         SECTION 2.05     Certificate of Incorporation; Bylaws; Directors
                            and Officers of Surviving Corporation.............7

ARTICLE III CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES................8
         SECTION 3.01     Conversion of Shares................................8
         SECTION 3.02     Exchange of Shares Other than Treasury Shares.......8
         SECTION 3.03     Stock Transfer Books...............................10
         SECTION 3.04     No Fractional Share Certificates...................10
         SECTION 3.05     Options and Warrants to Purchase Company Common
                            Stock............................................11
         SECTION 3.06     Unvested Stock.....................................11
         SECTION 3.07     Company Stock Purchase Plan........................12
         SECTION 3.08     Certain Adjustments................................12
         SECTION 3.09     Lost, Stolen or Destroyed Certificates.............12
         SECTION 3.10     Taking of Necessary Action; Further Action.........12

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF COMPANY.........................13
         SECTION 4.01     Organization and Qualification; Subsidiaries.......13
         SECTION 4.02     Certificate of Incorporation and Bylaws............14
         SECTION 4.03     Capitalization.....................................14
         SECTION 4.04     Authority Relative to This Agreement...............15
         SECTION 4.05     No Conflict; Required Filings and Consents.........15
         SECTION 4.06     Permits; Compliance with Laws......................16
         SECTION 4.07     SEC Filings; Financial Statements..................16
         SECTION 4.08     Absence of Certain Changes or Events...............17
         SECTION 4.09     Employee Benefit Plans; Labor Matters..............21
         SECTION 4.10     Customers and Suppliers............................21
         SECTION 4.11     Certain Tax Matters................................22
         SECTION 4.12     Contracts..........................................22
         SECTION 4.13     Litigation.........................................22
         SECTION 4.14     Environmental Matters..............................22
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                                       i.
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         SECTION 4.15     Intellectual Property..............................23
         SECTION 4.16     Taxes..............................................26
         SECTION 4.17     Insurance..........................................28
         SECTION 4.18     Properties; Bank Accounts..........................29
         SECTION 4.19     Affiliates.........................................29
         SECTION 4.20     Opinion of Financial Advisor.......................29
         SECTION 4.21     Brokers............................................29
         SECTION 4.22     Certain Business Practices.........................30
         SECTION 4.23     Business Activity Restriction......................30
         SECTION 4.24     Section 203 of the DGCL Not Applicable.............30

ARTICLE V REPRESENTATIONS AND WARRANTIES  OF PARENT AND MERGER SUB...........30
         SECTION 5.01     Organization and Qualification.....................31
         SECTION 5.02     Certificate of Incorporation and Bylaws............31
         SECTION 5.03     Capitalization.....................................31
         SECTION 5.04     Authority Relative to This Agreement...............32
         SECTION 5.05     No Conflict; Required Filings and Consents.........32
         SECTION 5.06     SEC Filings; Financial Statements..................33
         SECTION 5.07     Certain Tax Matters................................33
         SECTION 5.08     Brokers............................................34
         SECTION 5.09     No Parent Material Adverse Effect..................34

ARTICLE VI COVENANTS ........................................................34
         SECTION 6.01    Conduct of Business Pending the Closing.............34
         SECTION 6.02    Notices of Certain Events...........................36
         SECTION 6.03    Access to Information; Confidentiality..............37
         SECTION 6.04    No Solicitation of Transactions.....................37
         SECTION 6.05    Tax-Free Transaction................................38
         SECTION 6.06    Control of Operations...............................39
         SECTION 6.07    Further Action; Consents; Filings...................39
         SECTION 6.08    Additional Reports..................................40
         SECTION 6.09    Tax Matters.........................................40
         SECTION 6.10    Employee Benefits...................................40

ARTICLE VII ADDITIONAL AGREEMENTS ...........................................41
         SECTION 7.01    Registration Statement; Proxy Statement.............41
         SECTION 7.02    Company Stockholders' Meetings......................43
         SECTION 7.03    Indemnification; Directors' and Officers'
                           Insurance.........................................43
         SECTION 7.04    No Shelf Registration...............................44
         SECTION 7.05    Public Announcements................................44
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                                       ii.
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         SECTION 7.06    NNM Listing.........................................45
         SECTION 7.07    Company Stock Options/Registration Statements on
                           Form S-8..........................................45
         SECTION 7.08    Employee Benefit Matters............................45
         SECTION 7.09    Affiliates..........................................45
         SECTION 7.10    Taking of Additional Actions........................45

ARTICLE VIII CONDITIONS TO THE MERGER........................................46
         SECTION 8.01    Conditions to the Obligations of Each Party to
                           Consummate the Merger.............................46
         SECTION 8.02    Conditions to the Obligations of Company............46
         SECTION 8.03    Conditions to the Obligations of Parent.............47

ARTICLE IX TERMINATION, AMENDMENT AND WAIVER.................................48
         SECTION 9.01    Termination.........................................48
         SECTION 9.02    Effect of Termination...............................50
         SECTION 9.03    Amendment...........................................50
         SECTION 9.04    Waiver..............................................51
         SECTION 9.05    Termination Fee; Expenses...........................51

ARTICLE X GENERAL PROVISIONS ................................................52
         SECTION 10.01   Non-Survival of Representations and Warranties......52
         SECTION 10.02   Notices.............................................52
         SECTION 10.03   Severability........................................53
         SECTION 10.04   Assignment; Binding Effect; Benefit.................53
         SECTION 10.05   Incorporation of Exhibits...........................53
         SECTION 10.06   Governing Law.......................................53
         SECTION 10.07   Waiver of Jury Trial................................53
         SECTION 10.08   Headings; Interpretation............................54
         SECTION 10.09   Counterparts........................................54
         SECTION 10.10   Entire Agreement....................................54
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                                     ANNEXES

Annex A  Stockholder Agreement


                                      iii.
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                 AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                  AGREEMENT AND PLAN OF MERGER AND REORGANIZATION, dated as of June 1, 2001 (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this "AGREEMENT"), among DOUBLECLICK INC., a Delaware corporation ("PARENT"), MESSAGEMEDIA, INC., a Delaware corporation ("Company"), and ATLAS ACQUISITION CORP., a Delaware corporation and a direct wholly owned Subsidiary of Parent ("MERGER SUB").

                                   WITNESSETH:

                  WHEREAS, the boards of directors of Parent and Company have determined that it is advisable and in the best interests of their respective companies and stockholders to enter into a business combination by means of the merger of Merger Sub with and into Company (the "MERGER") and have approved and adopted this Agreement;

                  WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, certain stockholders of Company have entered into a stockholder agreement ("STOCKHOLDER AGREEMENT") in the form attached hereto as Annex A;

                  WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Parent will acquire all of the common stock of Company through the Merger of Merger Sub with and into Company; and

                  WHEREAS, for United States Federal income tax purposes, it is intended that the Merger shall qualify as a "reorganization" under Section 368(a) of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the "CODE"), and that this Agreement shall be, and hereby is, adopted as a plan of reorganization for purposes of
Section 368 of the Code.

                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01 Certain Defined Terms. Unless the context otherwise requires, the following terms, when used in this Agreement, shall have the respective meanings specified below (such meanings to be equally applicable to the singular and plural forms of the terms defined):

                  "AFFILIATE" shall mean, with respect to any Person, any other Person that controls, is controlled by or is under common control with the first Person.

                  "BLUE SKY LAWS" shall mean state securities or "blue sky"
Laws.

                  "BUSINESS DAY" shall mean any day on which the principal offices of the SEC in Washington, D.C. are open to accept filings, or, in the case of determining a date when any payment is due, any day on which banks are not required or authorized by Law or executive order to close in the City of New York.

                  "COMPANY COMMON STOCK" shall mean the shares of common stock, par value $0.001 per share, of Company.

                  "COMPANY COMPETING TRANSACTION" shall mean any of the following involving Company (other than the Merger):

                           (i) any merger, consolidation, share exchange,
                  business combination, recapitalization, liquidation, dissolution or other similar transaction (other than, for the purpose of Section 9.05(b)(ii)(B), such a transaction in which Company acquires another Person and the shares of Company Common Stock issued to the equityholders of such other Person constitute less than 50% of the capital stock of the successor company in such transaction);

                           (ii) any sale, lease, exchange, transfer or other
                  disposition of 20% or more of the assets of Company and the Company Subsidiaries (as defined in Section 4.01), taken as a whole, in a single transaction or series of related transactions;

                           (iii) any tender offer or exchange offer for 20% or
                  more of the outstanding voting securities of Company or the filing of a registration statement under the Securities Act in connection therewith;

                           (iv) any Person having acquired "beneficial
                  ownership" or the right to acquire "beneficial ownership" of, or any "group" (as such terms are defined under Section 13(d) of the Exchange Act) having been formed that beneficially owns, or has the right to acquire beneficial ownership of, 20% or more of the outstanding voting securities of Company;

                           (v) any solicitation in opposition to the approval of
                  this Agreement by the stockholders of Company; or

                           (vi) any public announcement of a proposal, plan or
                  intention to do any of the foregoing or any agreement to engage in any of the foregoing.

                  "COMPANY DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by Company to Parent concurrently with the execution of this Agreement and forming a part hereof.

                  "COMPANY MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of Company or the Company Subsidiaries that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, prospects, financial condition or results of operations of Company and the Company Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following, in and of themselves, be considered a Company Material Adverse Effect: (a) any decrease in the market price or trading volume of the Company Common Stock after the date hereof or the de-listing thereof from the NNM listing or a litigation relating thereto; (b) the fact that Company does not meet the revenue predictions in Company's internal projections separately delivered to Parent on the date hereof; (c) any litigation or loss of current or prospective customers, employees, suppliers or distributors, or any reductions in sales or revenues, that arose from the announcement or pendency of the Merger; (d) any changes in general economic conditions or changes affecting the industry generally in which Company operates (provided that such changes do not affect Company in a materially disproportionate manner); (e) any adverse change arising from or relating to any change in accounting requirements or principles or any change in applicable Laws, rules or regulations or the interpretation thereof and (f) any loss of customers to Parent or DoubleClick Email Canada Inc. (formerly known as FloNetwork Inc.).

                  "COMPANY STOCK PLANS" shall mean Company's 1995 Stock Plan and 1999 Non-Officer Stock Option Plan and Decisive Technology Corporation's 1996 Stock Option Plan.

                  "COMPANY STOCK PURCHASE PLAN" shall mean Company's Employee Stock Purchase Plan.

                  "CONFIDENTIALITY AGREEMENT" shall mean the confidentiality agreement, dated as of February 22, 2001, between Parent and Company.

                  "$" shall mean United States Dollars.

                  "ENCUMBRANCES" shall mean all claims, security interests, liens, pledges, escrows, options, proxies, rights of first refusal, preemptive rights, mortgages, hypothecations, prior assignments, title retention agreements, indentures, security agreements or any other similar encumbrance or right.

                  "ENVIRONMENTAL LAW" shall mean any Law and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Material.

                  "ENVIRONMENTAL PERMIT" shall mean any permit, approval, identification number, license or other authorization required under or issued pursuant to any applicable Environmental Law.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

                  "EXPENSES" shall mean, with respect to any party hereto, all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its Affiliates) incurred by such party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of its obligations pursuant to this Agreement and the consummation of the Merger, the preparation, printing, filing and mailing of the Registration Statement (as defined in Section 7.01) and the Proxy Statement (as defined in Section 7.01), the solicitation of stockholder approvals, the filing of HSR Act notification and report form, if any, and all other matters related to the transactions contemplated hereby and the closing of the Merger.

                  "GOVERNMENTAL ENTITY" shall mean any United States Federal, state or local or any foreign governmental, regulatory or administrative authority, agency or commission or any court, tribunal or arbitral body.

                  "GOVERNMENTAL ORDER" shall mean any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

                  "HAZARDOUS MATERIAL" shall mean (i) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, friable asbestos-containing materials or polychlorinated biphenyls or (ii) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

                  "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the rules and regulations promulgated thereunder.

                  "IRS" shall mean the United States Internal Revenue Service.

                  "KNOWLEDGE OF COMPANY" shall mean that any officer or director of Company or any Company Subsidiary is actually aware of a fact or other matter or should have been aware of a fact or other matter based upon reasonable inquiry and investigation.

                  "KNOWLEDGE OF PARENT" shall mean that any officer or director of Parent is actually aware of a fact or other matter or should have been aware of a fact or other matter based upon reasonable inquiry and investigation.

                  "LAW" shall mean any Federal, state, foreign or local statute, law, ordinance, regulation, rule, code, order, judgment, decree, other requirement or rule of law of the United States or any other jurisdiction, and any other similar act or law.

                  "NNM" shall mean The Nasdaq National Market.

                  "PARENT COMMON STOCK" shall mean the shares of common stock, par value $0.001 per share, of Parent.

                  "PARENT CONVERTIBLE NOTES" shall mean the $250,000,000 4.75% Convertible Notes of Parent due 2006.

                  "PARENT DISCLOSURE SCHEDULE" shall mean the disclosure schedule delivered by Parent to Company concurrently with the execution of this Agreement and forming a part hereof.

                  "PARENT MATERIAL ADVERSE EFFECT" shall mean any change in or effect on the business of Parent and the Parent Subsidiaries (as defined in Section 5.03) that, individually or in the aggregate (taking into account all other such changes or effects), is, or is reasonably likely to be, materially adverse to the business, assets, liabilities, financial condition or results of operations of Parent and the Parent Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following, in and of themselves, be considered a Parent Material Adverse Effect: (a) any decrease in the market price or trading volume of the Parent Common Stock after the date hereof or a litigation relating thereto; (b) any changes in general economic conditions or changes affecting the industry generally in which Parent operates (provided that such changes do not affect Parent in a materially disproportionate manner); or
(c) any adverse change arising from or relating to any change in accounting requirements or principles or any change in applicable Laws, rules or regulations or the interpretation thereof.

                  "PARENT STOCK PLANS" shall mean Parent's 1996 Stock Plan, 1997 Stock Incentive Plan, 1999 Non-Officer Stock Option/Stock Issuance Plan, Employee Stock Purchase Plan and all plans assumed by Parent in connection with its acquisitions.

                  "PERMITTED ENCUMBRANCES" shall mean (i) liens for Taxes, assessments and other governmental charges not yet due and payable, (ii) immaterial unfiled mechanics', workmen's, repairmen's, warehousemen's, carriers' or other like liens arising or incurred in the ordinary course of business which are not yet due and payable, (iii) equipment leases with third parties entered into in the ordinary course of business, (iv) liens held by Wells Fargo Equipment Finance, Inc. on all of Company's assets and (v) Encumbrances described on Section 4.18 of the Company Disclosure Schedule.

                  "PERSON" shall mean an individual, corporation, partnership, limited partnership, limited liability partnership, limited liability company, syndicate, individual (including, without limitation, a "person" as defined in Section 13(d)(3) of the Exchange Act), trust, association, entity or government or political subdivision, agency or instrumentality of a government.

                  "SEC" shall mean the United States Securities and Exchange Commission.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

                  "SUBSIDIARY" shall mean, with respect to any Person, any corporation, limited liability company, partnership, joint venture or other legal entity of which such Person (either alone or through or together with any other subsidiary of such Person) owns, directly or indirectly, a majority of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity, other than, with respect to Company and the Company

Subsidiaries, Message Media Europe, B.V., a company existing under the laws of the Netherlands, and any of its Subsidiaries.

                  "TAX" shall mean (i) any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any Governmental Entity or other taxing authority ("TAXING AUTHORITY"), including, without limitation, income, franchise, windfall or other profits, gross or net receipts, property, sales, use, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation or net worth taxes; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value-added or gains taxes; license, registration and documentation fees; and customs duties, tariffs and similar charges; (ii) any liability for the payment of any amounts of the type described in (i) as a result of being a member of an affiliated, combined, consolidated or unitary group for any taxable period; and (iii) any liability for the payment of amounts of the type described in (i) or (ii) as a result of being a transferee of, or a successor in interest to, any Person or as a result of an express or implied obligation to indemnify any Person.

                  "TAX RETURN" shall mean any return, statement or form (including, without limitation, any estimated tax report or return, withholding tax reports or return and information report or return) required to be filed with respect to any Taxes.

                  "U.S. GAAP" shall mean United States generally accepted accounting principles.

                                   ARTICLE II

                                   THE MERGER

                  SECTION 2.01 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time (as defined in Section 2.03), Merger Sub shall be merged with and into Company. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and Company shall continue as the surviving corporation of the Merger, as a wholly owned Subsidiary of Parent (the "SURVIVING CORPORATION"). Notwithstanding the foregoing, Parent may elect at any time prior to the Effective Time to change the method of effecting the business combination between Parent and Company if and to the extent that Parent deems such change to be desirable, including, without limitation, (a) in lieu of merging Merger Sub with and into Company as provided herein, to merge Company with and into Merger Sub or to merge Company with and into Parent (provided that Company shall not be deemed to have breached any of its representations, warranties, covenants or other agreements set forth herein solely by reason of such election), or (b) to substitute any direct or indirect wholly owned Subsidiary of Parent for Merger Sub as a constituent corporation in the Merger; provided, however, such change shall not be effected without Company's prior written consent if such change will negatively affect Company or its stockholders. In the event of an election by Parent to the effect of any such change, the parties shall execute an appropriate amendment to this Agreement.

                  SECTION 2.02 Closing. Unless this Agreement shall have been terminated and the Merger herein contemplated shall have been abandoned pursuant to Section 9.01 and subject to the satisfaction or waiver of the conditions set forth in Article VIII, the consummation of the Merger shall take place as promptly as practicable (and in any event within three (3) Business Days) after satisfaction or waiver of the conditions set forth in Article VIII, at a closing (the "CLOSING") to be held at the offices of Brobeck, Phleger & Harrison LLP, 1633 Broadway, 47th Floor, New York, New York 10019, unless another date, time or place is agreed to by Parent and Company.

                  SECTION 2.03 Effective Time. At and after the time of the Closing, the parties shall cause the Merger to be consummated by filing a certificate of merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with, the relevant provisions of the DGCL (the date and time of such filing, or such later date and time as may be set forth therein, being the "EFFECTIVE TIME").

                  SECTION 2.04 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Company and Merger Sub shall vest in Company as the Surviving Corporation, and all debts, liabilities and duties of Company and Merger Sub shall become the debts, liabilities and duties of Company as the Surviving Corporation.

                  SECTION 2.05 Certificate of Incorporation; Bylaws; Directors and Officers of Surviving Corporation. Unless otherwise agreed by Parent and Company before the Effective Time, at the Effective Time:

                  (a) subject to the requirements of Section 7.03(a), the Certificate of Incorporation and the Bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and the Bylaws of the Surviving Corporation, until thereafter amended as provided by Law and such Certificate of Incorporation or Bylaws; provided, however, that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to change the name of the Surviving Corporation;

                  (b) the officers of Merger Sub immediately prior to the Effective Time shall serve in their respective offices of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal; and

                  (c) the directors of Merger Sub immediately prior to the Effective Time shall serve as the directors of the Surviving Corporation from and after the Effective Time, in each case until their successors are elected or appointed and qualified or until their resignation or removal.

                                  ARTICLE III

               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

                  SECTION 3.01 Conversion of Shares. At the Effective Time, by virtue of the Merger, and without any action on the part of Parent, Merger Sub, Company or the holders of any of the following securities:

                  (a) Each share of Company Common Stock issued and outstanding immediately before the Effective Time (excluding those shares to be cancelled in accordance with Section 3.01(b)) and all rights in respect thereof shall forthwith cease to exist and be converted into and exchangeable for .0436 share (the "EXCHANGE RATIO") of Parent Common Stock.

                  (b) Each share of Company Common Stock held in the treasury of Company or owned by Parent, Merger Sub or any wholly owned Subsidiary of Company or Parent immediately prior to the Effective Time shall be canceled and retired and no shares of stock or other securities of Parent, the Surviving Corporation or any other corporation shall be issuable, and no payment of other consideration shall be made, with respect thereto.

                  (c) Each issued and outstanding share of capital stock of Merger Sub shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation. From and after the Effective Time, each outstanding certificate theretofore representing shares of Merger Sub common stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of Surviving Corporation common stock into which such shares of Merger Sub common stock shall have been converted.

                  SECTION 3.02 Exchange of Shares Other than Treasury Shares

                  (a) Exchange Agent. As of the Effective Time, Parent shall enter into an agreement with American Stock Transfer & Trust Company, Inc. or such other bank or trust company as may be designated by Parent to act as exchange agent for the Merger (the "EXCHANGE AGENT").

                  (b) Parent to Provide Common Stock and Cash. Promptly after the Effective Time, Parent shall make available to the Exchange Agent for the benefit of the holders of Company Common Stock: (i) certificates of Parent Common Stock ("PARENT CERTIFICATES") representing the number of whole shares of Parent Common Stock issuable pursuant to Section 3.01(a) in exchange for shares of Company Common Stock outstanding immediately prior to the Effective Time and
(ii) sufficient funds to permit payment in lieu of fractional shares pursuant to
Section 3.04.

                  (c) Exchange Procedures. The Exchange Agent shall mail to each holder of record of certificates representing shares of Company Common Stock ("COMPANY CERTIFICATES"), whose shares were converted into the right to receive Parent Common Stock (and cash in lieu of fractional shares pursuant to Section 3.04) promptly after the Effective Time (and in any event not later than the later to occur of seven (7) Business Days after (i) the Effective Time and (ii) receipt by Parent of a complete list from Company of the names and addresses of its holders of record): (i) a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon receipt of the Company Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify); and (ii) instructions for use in effecting the surrender of the Company Certificates in exchange for Parent Certificates (and cash in lieu of fractional shares). Upon surrender of a Company Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may be reasonably required by the Exchange Agent, the holder of such Company Certificate shall be entitled to receive, in exchange therefor, a Parent Certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to this Article III, dividends or distributions declared or made on such Parent Common Stock after the Effective Time and payable between the Effective Time and the time of such surrender and/or payment of cash in lieu of fractional shares which such holder has the right to receive pursuant to Section 3.04, and the Company Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Company Certificate that, prior to the Effective Time, represented shares of Company Common Stock will be deemed from and after the Effective Time, to represent for all purposes only the right to receive the number of full shares of Parent Common Stock into which such shares of Company Common Stock are so convertible, any dividends or distributions declared or made on such Parent Common Stock after the Effective Time and payable between the Effective Time and the time of such surrender and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with
Section 3.04. Notwithstanding any other provision of this Agreement, no interest will be paid or will accrue on any cash payable to holders of Company Certificates pursuant to the provisions of this Article III.

                  (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Company Certificate with respect to the shares of Parent Common Stock represented thereby until the holder of record of such Company Certificate shall surrender such Company Certificate. Subject to the effect of applicable escheat or similar Laws, following surrender of any such Company Certificate, there shall be paid to the record holder of the Parent Certificates issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time theretofore payable (but for the provisions of this Section 3.02(d)) with respect to such shares of Parent Common Stock.

                  (e) Transfer of Ownership. If any Parent Certificate is to be issued in a name, or cash in lieu of fractional shares paid to a Person, other than that in which the Company Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance and/or payment thereof that the Company Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to Parent or any agent designated by it any transfer or other Taxes required by reason of the issuance of a Parent Certificate for shares of Parent Common Stock in any name other than that of the registered holder of the Company Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such Tax has been paid or is not payable.

                  (f) Termination of Exchange Agent Funding. Any portion of funds (including any interest earned thereon) or Parent Certificates held by the Exchange Agent which have not been delivered to holders of Company Certificates pursuant to this Article III within six months after the Effective Time shall promptly be paid or delivered, as appropriate, to Parent, and thereafter holders of Company Certificates who have not theretofore complied with the exchange procedures set forth in and contemplated by this Section 3.02 shall thereafter look only to Parent (subject to abandoned property, escheat and similar Laws) only as general creditors thereof for their claim for shares of Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions (with a record date after the Effective Time) with respect to Parent Common Stock to which they are entitled.

                  (g) No Liability. Notwithstanding anything to the contrary in this Section 3.02, none of the Exchange Agent, the Surviving Corporation nor any party hereto shall be liable to any Person in respect of any shares of Parent Common Stock or cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

                  SECTION 3.03 Stock Transfer Books. As of the Effective Time, the stock transfer books of Company shall be closed, and there shall be no further registration of transfers of shares of Company Common Stock thereafter on the records of any such stock transfer books. In the event of a transfer of ownership of shares of Company Common Stock that is not registered in the stock transfer records of Company at the Effective Time, a certificate or certificates representing the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been converted shall be issued to the transferee together with a cash payment in lieu of fractional shares, if any, in accordance with Section 3.04 hereof, and a cash payment in the amount of dividends, if any, in accordance with Section 3.02(d) hereof, if the certificate or certificates representing such shares of Company Common Stock, as the case may be, is or are surrendered in accordance with the provisions of Section 3.02(c) hereof, accompanied by all documents required to evidence and effect such transfer and by evidence of payment of any applicable stock transfer Tax.

                  SECTION 3.04 No Fractional Share Certificates. No scrip or fractional share Parent Certificate shall be issued upon the surrender for exchange of Company Certificates, and an outstanding fractional share interest shall not entitle the owner thereof to vote, to receive dividends or to any rights of a stockholder of Parent or of Surviving Corporation with respect to such fractional share interest. As promptly as practicable following the Effective Time, Parent shall deposit with the Exchange Agent an amount in cash sufficient for the Exchange Agent to pay each holder of Company Common Stock an amount in cash, rounded to the nearest whole cent, equal to the product obtained by multiplying (i) the fractional share interest to which such holder would otherwise be entitled (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) by (ii) the closing price for a share of Parent Common Stock on the NNM on the Business Day immediately prior to the Effective Time. As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts, net of any required withholding Taxes, to such holders of Company Common Stock subject to and in accordance with the terms of Section 3.02 hereof.

                  SECTION 3.05 Options and Warrants to Purchase Company Common Stock. At the Effective Time, the Company Stock Plans and each option granted by Company to purchase shares of Company Common Stock pursuant to the Company Stock Plans or otherwise listed on Schedule 4.03 of the Company Disclosure Schedule ("COMPANY STOCK OPTIONS") which is outstanding and unexercised immediately prior to the Effective Time, and each warrant to purchase shares of Company Common Stock ("COMPANY WARRANTS") listed on Schedule 4.03 of the Company Disclosure Schedule which is outstanding and unexercised immediately prior to the Effective Time, shall be assumed by Parent and converted into an option or warrant, as the case may be, to purchase shares of Parent Common Stock in such number and at such exercise price as provided below and otherwise having the same terms and conditions as in effect immediately prior to the Effective Time (except (a) to the extent that such terms, conditions and restrictions may be altered in accordance with their terms, or the terms of the agreements between Company and the holder of a Company Stock Option set forth on Section 3.05 of the Company Disclosure Schedule, as a result of the Merger contemplated hereby and (b) that all references in each such Company Stock Option or Company Warrant to Company shall be deemed to refer to Parent):

                  (a) the number of shares of Parent Common Stock to be subject to the new option or warrant, as the case may be, shall be equal to the product of (x) the number of shares of Company Common Stock subject to the original Company Stock Option or Company Warrant immediately prior to the Effective Time and (y) the Exchange Ratio;

                  (b) the exercise price per share of Parent Common Stock under the new option or warrant, as the case may be, shall be equal to (x) the exercise price per share of Company Common Stock in effect under the original Company Stock Option or Company Warrant immediately prior to the Effective Time divided by (y) the Exchange Ratio; and

                  (c) in effecting such assumption and conversion, the aggregate number of shares of Parent Common Stock to be subject to each assumed Company Stock Option or Company Warrant will be rounded down, if necessary, to the next whole share and the aggregate exercise price shall be rounded up, if necessary, to the next whole cent.

         The adjustments provided herein with respect to any options that are "incentive stock options" (as defined in Section 422 of the Code) shall be effected in a manner consistent with the requirements of Section 424(a) of the Code.

                  SECTION 3.06 Unvested Stock. At the Effective Time, any unvested shares of Company Common Stock awarded to, or otherwise held by, employees, directors and consultants pursuant to a Company Stock Plan outstanding immediately prior to the Effective Time shall be converted into unvested shares of Parent Common Stock in accordance with the Exchange Ratio and shall remain subject to the same terms, restrictions and vesting schedule as in effect immediately prior to the Effective Time. All outstanding rights which Company may hold immediately prior to the Effective Time to repurchase unvested shares of Company Common Stock shall be assigned to the Parent in the Merger and shall thereafter be exercisable by Parent upon the same terms and subject to the same conditions in effect immediately prior to the Effective Time, except that the shares purchasable pursuant to such rights and the purchase price payable per share shall be adjusted to reflect the Exchange Ratio (with the number of shares rounded down to the nearest whole share and the purchase price rounded up to the nearest whole cent).

                  SECTION 3.07 Company Stock Purchase Plan. Immediately prior to the Effective Time, each outstanding purchase right pursuant to the Company Stock Purchase Plan shall be exercised for the purchase of Company Common Stock at the price per share set forth in the Company Stock Purchase Plan, and the Company Common Stock so purchased shall be considered issued and outstanding immediately prior to the Effective Time and shall be converted pursuant to
Section 3.02 hereof. The Company Stock Purchase Plan shall terminate effective with such exercise of purchase rights described herein and no further purchase rights shall be granted thereafter.

                  SECTION 3.08 Certain Adjustments. If between the date of this Agreement and the Effective Time, (a) the outstanding shares of Parent Common Stock, or Company Common Stock shall be changed into a different number of shares by reason of any reclassification, recapitalization, split-up, combination or exchange of shares, or any dividend payable in stock or other securities shall be declared thereon with a record date within such period, or
(b) except as otherwise permitted pursuant to this Agreement, the number of outstanding shares of Company Common Stock (calculated in accordance with the Treasury Method under U.S. GAAP as of the date of this Agreement) is in excess of that specified in Section 4.03 or disclosed on Schedule 4.03 of the Company Disclosure Schedule (regardless of whether such excess is a result of an additional issuance of capital stock or a correction to such Sections), then, in either case, the Exchange Ratio shall be adjusted accordingly to provide to Parent and Company the same economic effect as contemplated by this Agreement prior to such reclassification, recapitalization, split-up, combination, exchange, dividend or increase.

                  SECTION 3.09 Lost, Stolen or Destroyed Certificates. In the event any Company Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Company Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock (and cash in lieu of fractional shares) as may be required pursuant to Section 3.01; provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Company Certificates to indemnify Parent against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Company Certificates alleged to have been lost, stolen or destroyed.

                  SECTION 3.10 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Company, the officers and directors of Company are hereby fully authorized in the name of their corporation or otherwise to take, and will use all good faith efforts to take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF COMPANY

                  Company hereby represents and warrants to Parent and Merger Sub, subject to the exceptions specifically disclosed in writing in the Company Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this Article IV and any other representation or warranty of Company to the extent that it is apparent from such disclosure that such disclosure is applicable to such other representation or warranty, that:

                  SECTION 4.01 Organization and Qualification; Subsidiaries.

                  (a) Company has been duly organized and is validly existing and in good standing under the Laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each Subsidiary of Company (a "COMPANY SUBSIDIARY") has been duly organized and is validly existing and in "good standing" (with respect to jurisdictions that recognize the concept of good standing or similar concepts) under the Laws of the jurisdiction in which it is incorporated or chartered and has the requisite corporate or other power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Company and the Company Subsidiaries is duly qualified or licensed to do business, and is in "good standing" (with respect to jurisdictions that recognize the concept of good standing or similar concepts), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary.

                  (b) Company does not own, directly or indirectly, any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership or joint venture arrangement, other business entity or other Person. Schedule 4.01(b) of the Company Disclosure Schedule sets forth the percentage of the equity or similar interest in each such corporation, partnership or joint venture arrangement, other business entity or other Person owned by Company and the Company Subsidiaries and, if applicable, other Persons. All outstanding shares of capital stock of each such corporation, partnership or joint venture arrangement, other business entity or other Person are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each Company Subsidiary are owned by Company free and clear of all Encumbrances. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments, arrangements, or agreements of any character relating to the issued or unissued capital stock or other securities of any such Company Subsidiary, or otherwise obligating Company or any such Company Subsidiary to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities.

                  SECTION 4.02 Certificate of Incorporation and Bylaws. The copies of the certificate of incorporation and bylaws of Company, the certificate of incorporation, bylaws or equivalent organizational documents of each Company Subsidiary and the organizational documents (including the operating agreements) of each joint venture entity owned by Company previously presented to Parent by Company are true, complete and correct copies thereof. Such certificates of incorporation, bylaws and equivalent organizational documents are in full force and effect. Neither Company nor any Company Subsidiary is in violation of any of the provisions of its respective certificate of incorporation, bylaws or equivalent organizational documents.

                  SECTION 4.03 Capitalization. The authorized capital stock of Company consists of 100,000,000 shares of Company Common Stock and 5,000,000 shares of the Company's Preferred Stock, par value $0.001 per share (the "COMPANY PREFERRED STOCK"). As of the close of business on May 29, 2001, (i) 68,632,410 shares of Company Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Company Common Stock were held in the treasury of Company, (iii) 19,285,103 shares of Company Common Stock were reserved for future issuance pursuant to Company Stock Options, Company Warrants and the Company Stock Purchase Plan and
(iv) no shares of Company Preferred Stock were issued and outstanding. A true and complete list as of the date hereof of each holder of an outstanding Company Stock Option or Company Warrant, the grant or issuance date of each Company Stock Option or Company Warrant, the plan under which such Company Stock Option was granted, if any, the number of shares of Company Common Stock for which each Company Stock Option or Company Warrant is exercisable, the exercise price of each Company Stock Option or Company Warrant, the vesting schedule of each Company Stock Option (including the extent vested to the date of this Agreement and whether and to what extent the exercisability of such Company Stock Option will be accelerated and become exercisable as a result of or relating to the transactions contemplated by this Agreement), the status of each Company Stock Option as either an "incentive stock option" (as defined in Section 422 of the Code) or a nonstatutory stock option; a true and complete list as of the date hereof of each holder of an outstanding purchase right under the Company Stock Purchase Plan, including the payroll deduction amount elected by such holder and the price per share of Company Common Stock at the start of the current purchase period; and a true and complete list of the name of each holder of any shares of Company Common Stock that are unvested as of the date hereof, including the grant or issuance date of such stock, the per share purchase price, if any, payable upon forfeiture or repurchase by Company of such stock, the vesting schedule applicable to such Company Common Stock (including the extent vested to the date of this Agreement and whether and to what extent the vesting of such Company Common Stock will be accelerated as a result of or relating to the transactions contemplated by this Agreement), and the status of each share of Company Common Stock as acquired pursuant to the exercise of an "incentive stock option" (as defined in Section 422 of the Code) or not, are set forth on
Schedule 4.03 of the Company Disclosure Schedule. Except for shares of Company Common Stock issuable pursuant to the Company Stock Plans, the Company Warrants, the Company Stock Purchase Plan and as otherwise set forth on Schedule 4.03 of the Company Disclosure Schedule, there are not issued, reserved for issuance or outstanding, (A) any shares of capital stock or other voting securities of Company or any Company Subsidiary or (B) any options, warrants, convertible or exchangeable securities or other rights, agreements, arrangements or commitments of any character to which Company or any Company Subsidiary is a party or by which Company or any Company Subsidiary is bound relating to the issued or unissued capital stock of Company or any Company Subsidiary or obligating Company or any Company Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Company or any Company Subsidiary. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock. There are no outstanding contractual obligations of Company to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or other Person. Company has provided to Parent complete copies of the Company Stock Plans and all documents pursuant to which Company has granted Company Stock Options that are currently outstanding and the form of all stock option agreements evidencing such Company Stock Options. Company has provided to Parent complete copies of all documents pursuant to which Company has granted Company Warrants that are currently outstanding and the form of all warrant agreements evidencing such Company Warrants.

                  SECTION 4.04 Authority Relative to This Agreement. Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Company and the consummation by Company of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval of this Agreement by the holders of a majority of the outstanding shares of Company Common Stock entitled to vote with respect thereto at the Company Stockholders' Meeting (as defined in Section 7.02), and the filing and recordation of the Certificate of Merger as required by the DGCL). This Agreement has been duly executed and delivered by Company and, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of Company, enforceable against Company in accordance with its terms, except to the extent that enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar Laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies (whether in a proceeding at Law or in equity).

                  SECTION 4.05 No Conflict; Required Filings and Consents.

                  (a) The execution and delivery of this Agreement by Company do not, and the performance by Company of its obligations hereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Company or any equivalent organizational documents of any Company Subsidiary; (ii) assuming that all consents, approvals, authorizations and permits described in Section 4.05(b) have been obtained and all filings and notifications described in Section 4.05(b) have been made, conflict with or violate any Law applicable to Company or any Company Subsidiary or by which any property or asset of Company or any Company Subsidiary is subject; or (iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any property or asset of Company or any Company Subsidiary pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

                  (b) The execution and delivery of this Agreement by Company do not, and the performance by Company of its obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Company with or notification by Company to, any Governmental Entity, except pursuant to applicable requirements of the Exchange Act, the Securities Act, the Blue Sky Laws, the rules and regulations of the NNM, the premerger notification requirements of the HSR Act, if any, and the filing and recordation of the Certificate of Merger as required by the DGCL.

                  SECTION 4.06 Permits; Compliance with Laws. Each of Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any Governmental Entity necessary for Company and the Company Subsidiaries to own, lease and operate their respective properties and assets, or to store, distribute and market their respective products or otherwise to carry on their respective businesses as they are now being conducted (collectively, the "COMPANY PERMITS"), and, as of the date of this Agreement, none of the Company Permits has been suspended or cancelled nor is any such suspension or cancellation pending or threatened in writing. Neither Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Company or such Company Subsidiary or by which any property or asset of Company or such Company Subsidiary is bound or affected or (ii) any Company Permits. Schedule 4.06 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, all actions, proceedings, investigations or surveys pending or, to the Knowledge of Company, threatened in writing against Company or any Company Subsidiary that could reasonably be expected to result in the suspension or cancellation of any Company Permit. Since December 31, 1997, neither Company nor any Company Subsidiary has received from any Governmental Entity any written notification with respect to possible conflicts, defaults or violations of Laws. The Merger will not result in the suspension or cancellation of any Company Permit.

                  SECTION 4.07 SEC Filings; Financial Statements.

                  (a) Company has timely filed all forms, reports, statements and documents required to be filed by it (A) with the SEC and the NNM since December 13, 1996 (collectively, together with any such forms, reports, statements and documents Company may file subsequent to the date hereof until the Closing, the "COMPANY REPORTS") and (B) with any other Governmental Entities. Each Company Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or the rules and regulations of the NNM, as the case may be, and (ii) did not at the time it was filed (or, with respect to any registration statement filed under the Securities Act, at the time of effectiveness) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each form, report, statement and document referred to in clause (B) of this Section 4.07(a) was prepared in all material respects in accordance with the requirements of applicable Law. No Company Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the NNM, any other stock exchange or any other comparable Governmental Entity.

                  (b) Each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Company Reports was prepared in accordance with U.S. GAAP (except, in the case of unaudited financial statements, for the absence of footnotes and subject to normal year end adjustments, which adjustments are not material) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly the consolidated financial position of Company and the Company Subsidiaries as at the respective dates thereof, and their consolidated results of operations, stockholders' equity and cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments).

                  (c) Except as and to the extent set forth or reserved against on the most recent consolidated balance sheet of Company as reported in the Company Reports, including the notes thereto, Company has no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 2000.

                  (d) Subject to any reserves set forth in Company's financial statements, the accounts receivable shown thereon represent bona fide claims against debtors for sales and other charges, and are not subject to discount except for normal cash and immaterial trade discounts. The amount carried for doubtful accounts and allowances disclosed in Company's financial statements was calculated in accordance with U.S. GAAP and in a manner consistent with prior periods.

                  SECTION 4.08 Absence of Certain Changes or Events. Since December 31, 2000, each of Company and the Company Subsidiaries has conducted its business only in the ordinary course consistent with past practice and, since such date, there has not been (i) any Company Material Adverse Effect,
(ii) any event that could reasonably be expected to prevent or materially delay the performance of Company's obligations pursuant to this Agreement and the consummation of the Merger by Company, (iii) any change by Company or any Company Subsidiary in its accounting methods, principles or practices, (iv) any declaration, setting aside or payment of any dividend or distribution in respect of the shares of Company Common Stock or any redemption, purchase or other acquisition of any of Company's securities, (v) any increase in the compensation or benefits or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to employees, officers, consultants or directors of Company or any Company Subsidiary, (vi) any issuance or sale of any stock, notes, bonds or other securities other than pursuant to the exercise of outstanding securities, or entering into any agreement with respect thereto, (vii) any amendment to Company's certificate of incorporation or bylaws or any Company Subsidiary's certificate of incorporation, bylaws or equivalent organizational documents,
(viii) other than in the ordinary course of business, any (x) purchase, sale, assignment or transfer of any material assets, (y) Encumbrance on any material assets or properties, tangible or intangible, except for liens for Taxes not yet delinquent or (z) waiver of any rights of material value or cancellation or any material debts or claims, (ix) any incurrence of any material liability (absolute or contingent), except for current liabilities and obligations incurred in the ordinary course of business consistent with past practice, (x) any settlement, waiver, release, assignment or compromise relating to any action, suit, proceeding, claim arbitration or litigation involving Company or any Company Subsidiary, (xi) any incurrence of any damage, destruction or similar loss, whether or not covered by insurance, materially affecting the business or properties of Company or any Company Subsidiary, (xii) any entering into any transaction of a material nature other than in the ordinary course of business, consistent with past practices or (xiii) any negotiation or agreement by Company or any Company Subsidiary to do any of the things described in the preceding clauses (i) through (xii).

                  SECTION 4.09 Employee Benefit Plans; Labor Matters.

                  (a) Section 4.09(a) of the Company Disclosure Schedule lists each employee benefit fund, plan, program, arrangement and contract (including, without limitation, any "pension" plan, fund or program, as defined in Section 3(2) of ERISA, and any "employee benefit plan", as defined in Section 3(3) of ERISA) and any plan, program, arrangement or contract providing for severance; medical, dental or vision benefits; life insurance or death benefits; disability benefits, sick pay or other wage replacement; vacation, holiday or sabbatical; pension or profit-sharing benefits; stock options or other equity compensation; bonus or incentive pay or other material fringe benefits), whether written or not ("BENEFIT PLANS"), maintained, sponsored or contributed to or required to be contributed to by Company or other trade or business (whether or not incorporated) treated as a single employer with Company (a "COMPANY ERISA AFFILIATE") pursuant to Code Section 414(b), (c), (m) or (o), or with respect to which Company or any Company ERISA Affiliate could incur liability under Section 4069, 4212(c) or 4204 of ERISA or Section 412 of the Code (the "COMPANY BENEFIT PLANS"), and Company has delivered or made available to Parent a true, complete and correct copy of (i) such Company Benefit Plan and the most recent summary plan description related to such Company Benefit Plan, if a summary plan description is required therefor, (ii) each trust agreement or other funding arrangement relating to such Company Benefit Plan, (iii) the most recent annual report (Form 5500) filed with the IRS with respect to such Company Benefit Plan,
(iv) the most recent actuarial report or financial statement relating to such Company Benefit Plan and (v) the most recent determination, notification, advisory or opinion letter issued by the IRS with respect to such Company Benefit Plan, if it is intended to be qualified under Section 401(a) of the Code, and any pending request for such a letter. Neither Company nor any Company ERISA Affiliate nor, to the Knowledge of Company, any other Person, has any express or implied commitment, whether legally enforceable or not, to modify, change or terminate any Company Benefit Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

                  (b) Each Company Benefit Plan has been administered in all material respects in accordance with its terms and all applicable Laws, including, without limitation, ERISA and the Code, and all contributions required to be made under the terms of any of the Company Benefit Plans as of the date of this Agreement have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement. With respect to the Company Benefit Plans, no event has occurred and there exists no condition or set of circumstances in connection with which Company or any Company ERISA Affiliate is likely to be subject to any material liability

(other than for routine benefit liabilities) under the terms of, or with respect to, such Company Benefit Plans, under ERISA, the Code or any other applicable Law.

                  (c) Company, on behalf of itself and each Company ERISA Affiliate, hereby represents that: (i) each Company Benefit Plan which is intended to qualify under Section 401(a), 401(k), 401(m) or 4975(e)(6) of the Code has received a favorable determination or is currently awaiting receipt of a favorable advisory or opinion letter from the IRS as to its qualified status under the Code, and each trust established in connection with any Company Benefit Plan which is intended to be exempt from federal income taxation under
Section 501(a) of the Code has received a determination letter from the IRS that it is so exempt, or such Company Benefit Plan has been established under a standardized prototype plan for which an IRS opinion letter has been obtained by the Plan sponsor and is valid as to Company and no fact or event has occurred that could adversely affect the qualified status of any such Company Benefit Plan or the exempt status of any such trust, or otherwise could not be corrected through various IRS or Department of Labor plan correction programs without the loss of qualified status; (ii) each Company Benefit Plan that is required to be registered under any other applicable Law has been duly registered and no fact or event has occurred that could adversely affect the registration or status of such Company Benefit Plan under applicable Law; (iii) there has been no prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Company Benefit Plan; and (iv) each Company Benefit Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability, other than
(A) liability for ordinary administrative expenses, including surrender charges and related financial fees typically incurred in a termination event, (B) if the Company Benefit Plan is a pension benefit plan subject to Part 2 of Title I of ERISA, liability for the accrued benefits as of the date of such termination (if and to the extent required by ERISA) to the extent that either there are sufficient assets set aside in a trust or insurance contract to satisfy such liability or such liability is reflected on the most recent consolidated balance sheet filed or incorporated by reference in the Company Reports prior to the date of this Agreement or (C) liability for continuation health care coverage under COBRA. No suit, administrative proceeding, action or other litigation has been brought, or to the Knowledge of Company, is threatened, against or with respect to any Company Benefit Plan, including any audit or inquiry by the IRS or United States Department of Labor (other than routine benefits claims) or any other Governmental Entity.

                  (d) No Company Benefit Plan is a multiemployer pension plan (as defined in Section 3(37) of ERISA) or other pension plan subject to Title IV of Part 3 of Title I ERISA or Section 412 of the Code and neither Company nor any Company ERISA Affiliate has sponsored or contributed to or been required to contribute to a multiemployer pension plan or other pension plan subject to Title IV of ERISA. No material liability under Title IV of ERISA has been incurred by Company or any Company ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to Company or any Company ERISA Affiliate of incurring or being subject (whether primarily, jointly or secondarily) to a material liability thereunder. None of the assets of Company or any Company ERISA Affiliate is, or may reasonably be expected to become, the subject of any lien arising under ERISA or Section 412(n) of the Code.

                  (e) With respect to each Company Benefit Plan that is subject to Title IV or Part 3 of Title I of ERISA or Section 412 of the Code, (i) no reportable event (within the meaning of Section 4043 of ERISA, other than an event that is not required to be reported before or within 30 days of such event) has occurred or is expected to occur, (ii) there was not an accumulated funding deficiency (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, as of the most recently ended plan year of such Company Benefit Plan; and (iii) there is no "unfunded benefit liability" (within the meaning of Section 4001(a)(18) of ERISA).

                  (f) Company has set forth on Schedule 4.09(f) of the Company Disclosure Schedule and has delivered to Parent true, complete and correct copies of (i) all written employment agreements with officers, or in the case of oral agreements, written descriptions of such agreements, and all written consulting agreements of Company and the Company Subsidiaries, or in the case of oral agreements, written descriptions of such agreements, providing for annual compensation in excess of $100,000 and in effect as of the date of this Agreement, (ii) all severance plans, agreements, programs and policies of Company and the Company Subsidiaries with or relating to their respective employees, directors or consultants and in effect as of the date of this Agreement, and (iii) all plans, programs, agreements and other arrangements of Company and the Company Subsidiaries with or relating to their respective employees, directors or consultants which contain "change of control" provisions. Except as set forth on Schedule 4.09(f) of the Company Disclosure Schedule, which discloses the Company's estimate of excess parachute payments based on assumptions described therein, no payment or benefit which will be made by Company or any Company Subsidiary or Parent under any Company Benefit Plan or other arrangement will constitute an excess parachute payment under Section 280G(b)(1) of the Code. The consummation of the transactions contemplated by this Agreement will not individually or in conjunction with any other possible event (including termination of employment) (i) entitle any current or former employee or other service provider of Company or any Company Subsidiary to severance benefits or any other payment, compensation or benefit (including forgiveness of indebtedness), except as expressly provided by this Agreement, or
(ii) accelerate the time of payment or vesting, or increase the amount of compensation or benefit due any such employee or service provider.

                  (g) Neither Company nor any Company Subsidiary is a party to, nor has any obligations under or with respect to, any collective bargaining or other labor union contract applicable to Persons employed by Company or such Company Subsidiary and no collective bargaining agreement is being negotiated by Company, any Company Subsidiary or any Person that may bind Company or any Company Subsidiary thereunder. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against Company or any Company Subsidiary pending or, to the Knowledge of Company, threatened, which may interfere with the business activities of Company or any Company Subsidiary. As of the date of this Agreement, none of Company, the Company Subsidiaries nor any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of Company or the Company Subsidiaries, and there is no charge or complaint against Company or any Company Subsidiary by the National Labor Relations Board or any comparable Governmental Entity pending or, to the Knowledge of Company, threatened.

                  (h) Except as required by Law, no Company Benefit Plan provides any of the following retiree or post-employment benefits to any Person: medical, disability or life insurance benefits. Company and each Company ERISA Affiliate are in material compliance with (i) the requirements of the applicable health care continuation and notice provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985 and the rules and regulations (including proposed rules and regulations) thereunder ("COBRA") and (ii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the rules and regulations (including the proposed rules and regulations) thereunder.

                  (i) Each of Company and the Company Subsidiaries is in compliance in all material respects with all currently applicable Laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices (including, without limitation, relating to termination of employment and notices relating thereto), and is not engaged in any unfair labor practice. Each of Company and the Company Subsidiaries has withheld all amounts required by Law or by agreement to be withheld from the wages, salaries, and other payments to employees. Neither Company nor any Company Subsidiary is liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing. Neither Company nor any Company Subsidiary is liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending claims against Company or any Company Subsidiary under any workers compensation plan or policy or for long-term disability. There are no controversies pending or, to the Knowledge of Company, threatened, among Company or any Company Subsidiary, on the one hand, and any of their respective employees, on the other hand, which controversies have or could reasonably be expected to result in an action, suit, proceeding, claim, arbitration or investigation before any Governmental Entity.

                  (j) Section 4.09(j) of the Company Disclosure Schedule sets forth a true and complete list of all employees of Company by department and grade and the base compensation and any severance amounts payable to such employees. Each employee whose employment has been terminated by Company has signed Company's standard separation agreement, a form of which has been provided to Parent.

                  SECTION 4.10 Customers and Suppliers. No customer which individually accounted for more than one percent (1%) of Company's consolidated gross revenues during the 12-month period preceding the date hereof has canceled or otherwise terminated, or made any written threat to Company or any Company Subsidiary to cancel or otherwise terminate its relationship with Company or such Company Subsidiary, and no customer which individually accounted for more than three percent (3%) of Company's consolidated gross revenues during the 12-month period preceding the date hereof (a "3% CUSTOMER") has decreased materially its relationship with Company or any Company Subsidiary or its usage of the services or products of Company or any Company Subsidiary. Neither Company nor any Company Subsidiary has actual knowledge of any facts or circumstances relating to any of its 3% Customers which Company or any Company Subsidiary believes could reasonably be expected to negatively impact the business or operations of Company or such Company Subsidiary. Schedule 4.10 sets forth a true and complete list of all customer contracts currently up for renewal or subject to renewal within three months of the date hereof.

                  SECTION 4.11 Certain Tax Matters. None of Company, any Company Subsidiary nor any of their respective Affiliates has taken or agreed to take any action that could reasonably be expected to prevent the Merger from constituting a "reorganization" under Section 368 of the Code.

                  SECTION 4.12 Contracts. Schedule 4.12 of the Company Disclosure Schedule sets forth a list of each contract or agreement that is material to the business, assets, liabilities, financial condition or results of operations of Company (each, a "MATERIAL CONTRACT"). Company is not in material violation of or in material default under (nor does there exist any condition which with the passage of time or the giving of notice could reasonably be expected to cause such a material violation of or material default under) any Material Contract. Each Material Contract is in full force and effect and is a legal, valid and binding obligation of Company and, to the Knowledge of Company, each of the other parties thereto, enforceable in accordance with its terms.

                  SECTION 4.13 Litigation. Except as set forth on Section 4.13 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the Knowledge of Company, threatened in writing against Company or any Company Subsidiary or any of their respective properties or any of their respective officers or directors (in their capacities as such) and, to the Knowledge of Company, there are no existing facts or circumstances that could reasonably be expected to result in such a suit, claim, action, proceeding or investigation. Neither Company nor any Company Subsidiary is aware of any facts or circumstances that could reasonably be expected to result in the denial of insurance coverage under policies issued to Company or the Company Subsidiaries in respect of such suits, claims, actions, proceedings and investigations, except in any case as could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Neither Company nor any Company Subsidiary is subject to any outstanding order, writ, injunction or decree which could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or materially interfere with Company's ability to consummate the transactions contemplated herein. Schedule
4.13 of the Company Disclosure Schedule sets forth all litigation that Company and the Company Subsidiaries have pending against other parties.

                  SECTION 4.14 Environmental Matters. Each of Company and the Company Subsidiaries is in compliance with all applicable Environmental Laws and all Company Permits required by Environmental Laws. All past noncompliance of Company or any Company Subsidiary with Environmental Laws or Environmental Permits has been resolved without any pending, ongoing or future obligation, cost or liability. Neither Company nor any Company Subsidiary has released a Hazardous Material at, or transported a Hazardous Material to or from, any real property currently or formerly owned, leased or occupied by Company or any Company Subsidiary in violation of any Environmental Law.

                  SECTION 4.15 Intellectual Property.

                  (a) All patents (including, without limitation, all U.S. and foreign patents, patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, re-examinations and extensions thereof); design rights, trademarks, trade names and service marks (whether or not registered); trade dress; Internet domain names; internet protocol addresses; copyrights (whether or not registered) and any renewal rights therefor; sui generis database rights; data; statistical models; technology; inventions; supplier lists; trade secrets and know-how; computer software programs or applications in both source and object code form; databases; technical documentation of such software programs and databases ("TECHNICAL DOCUMENTATION"); registrations and applications for any of the foregoing and all other tangible or intangible proprietary information or materials that are or have been used in (including, without limitation, in the development of) Company's business and/or in any product, technology or process
(i) currently being or formerly manufactured, published or marketed by Company or (ii) previously or currently under development for possible future manufacturing, publication, marketing or other use by Company are hereinafter referred to as the "COMPANY INTELLECTUAL PROPERTY." For purposes of this Section 4.15, the term "Company" shall mean Company and all Company Subsidiaries.

                  (b) Schedule 4.15(b) of the Company Disclosure Schedule contains a true and complete list of Company's patents, patent applications, registered trademarks, trademark applications, common law trademarks, trade names, registered service marks, service mark applications, common law service marks, Internet domain names, Internet domain name applications, copyright registrations and applications and other filings and formal actions made or taken pursuant to Federal, state, local and foreign Laws by Company to protect its interests in Company Intellectual Property, and includes details of all due dates for further filings, maintenance, payments or other actions falling due in respect of Company Intellectual Property within twelve (12) months of the Closing Date. All of Company's patents, patent applications, registered trademarks, trademark applications, registered service marks and service mark registrations, and registered copyrights remain in good standing with all fees and filings due as of the Closing Date duly made and the due dates specified in the Company Disclosure Schedule are accurate and complete. Schedule 4.15(b) of the Company Disclosure Schedule contains a true and complete list of the data processing-related registrations that Company has obtained anywhere in the World. Company has made all such registrations which it is required to have made and is in good standing with respect to such registrations with all fees due as of the Effective Time duly made.

                  (c) Company Intellectual Property contains only those items and rights which are: (i) owned by Company; (ii) in the public domain; or (iii) rightfully used by Company pursuant to a valid and enforceable license (the "COMPANY LICENSED INTELLECTUAL PROPERTY"), the parties, date, term and subject matter of each such license agreement (each, a "LICENSE AGREEMENT") being set forth on Schedule 4.15(c) of the Company Disclosure Schedule. Schedule 4.15(c) contains a true and complete list of license or other agreements (including territories associated with such rights) with third parties wherein Company has licensed or otherwise provided any exclusive rights to any of the Company Intellectual Property to such third party.

                  Company has all rights in Company Intellectual Property necessary to carry out Company's current activities and Company's future activities to the extent such future activities are already planned (and had all rights necessary to carry out its former activities at the time such activities were being conducted), including, without limitation, to the extent required to carry out such activities, rights to make, use, reproduce, modify, adopt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent and lease and, other than with respect to Company Licensed Intellectual Property, assign and sell, Company Intellectual Property.

                  (d) To the Knowledge of Company, the reproduction, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Company Intellectual Property, product, work, technology or process as now used or offered or proposed for use, licensing or sale by Company does not infringe on any patent, design right, trademark, trade name, service mark, trade dress, Internet domain name, copyright, database, statistical model, technology, invention, supplier list, trade secret, know-how, computer software program or application of any Person. No claims (i) challenging the validity, effectiveness or, other than with respect to Company Licensed Intellectual Property, ownership by Company of any Company Intellectual Property, or (ii) to the effect that the use, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, work, technology or process as now used or offered or proposed for use, licensing, sublicensing or sale by Company or its agents or use by its customers infringes or will infringe on any intellectual property or other proprietary or personal right of any Person, have been asserted or are threatened in writing by any Person, nor, to the Knowledge of Company, are there any valid grounds for any bona fide claim of any such kind. To the Knowledge of Company, all of the rights within the Company Intellectual Property are enforceable and subsisting. There is no unauthorized use, infringement or misappropriation of any Company Intellectual Property by any third party, employee or former employee, to the Knowledge of Company, and Company has not been notified of any such unauthorized use, infringement or misappropriation of any Company Intellectual Property by any third party, employee or former employee.

                  (e) All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of Company Intellectual Property on behalf of Company, have executed nondisclosure agreements in the form set forth in Schedule 4.15(e) of the Company Disclosure Schedule and either (i) have been a party to an enforceable "work-for-hire" arrangement or agreements with Company in accordance with applicable federal and state Law that has accorded Company full, effective, exclusive and original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor of Company as assignee that have conveyed to Company effective and exclusive ownership of all tangible and intangible property thereby arising.

                  (f) Company is not, nor as a result of the execution or delivery of this Agreement, or performance of Company's obligations hereunder, will Company be, in violation of any license, sublicense, agreement or instrument to which Company is a party or otherwise bound, nor will execution or delivery of this Agreement, or performance of Company's obligations hereunder, cause the diminution, termination or forfeiture of any Company Intellectual Property.

                  (g) Schedule 4.15(g) of the Company Disclosure Schedule contains a true and complete list of all of Company's proprietary software programs (the "COMPANY SOFTWARE PROGRAMS").

                  (h) The source code and system documentation relating to the Company Software Programs (i) have at all times been maintained in strict confidence, (ii) have been disclosed by Company only to employees who have a "need to know" the contents thereof in connection with the performance of their duties to Company and who have executed the nondisclosure agreements referred to in this Section 4.15, and (iii) have not been disclosed to any third party.

                  (i) Company has taken all reasonable steps, in accordance with normal industry practice, to preserve and maintain complete notes and records relating to Company Intellectual Property to cause the same to be readily understood, identified and available.

                  (j) The Company Software Programs (i) have been designed to ensure year 2000 compatibility, which includes, but is not limited to, date data century recognition, and calculations that accommodate same century and multi-century formulas and date values; (ii) operate and will operate in accordance with their specifications prior to, during and after the calendar year 2000 AD; and (iii) shall not end abnormally or provide invalid or incorrect results as a result of date data, specifically including date data which represents or references different centuries or more than one century.

                  (k) As of the date of this Agreement, all Company Intellectual Property is free and clear of any and all Encumbrances other than Permitted Encumbrances.

                  (l) Company does not owe any royalties or other payments to third parties in respect of Company Intellectual Property. All royalties or other payments due on Company Intellectual Property and Company Licensed Intellectual Property that have accrued prior to the date of this Agreement have been paid and all royalties or other payments due on Company Intellectual Property and Company Licensed Intellectual Property between the date of this Agreement and the Effective Time shall have been paid.

                  (m) Company regularly scans all Company Software Programs, Company Intellectual Property and Company Licensed Intellectual Property with "best in class" commercially available virus detection software. To the Knowledge of Company, the Company Software Programs and other Company Intellectual Property contain no "viruses." For the purposes of this Agreement, "virus" means any computer code intentionally designed to disrupt, disable or harm in any manner the operation of any software or hardware. None of the foregoing contains any worm, bomb, backdoor, clock, timer, or other disabling device code, design or routine which causes the software to be erased, inoperable, or otherwise incapable of being used, either automatically or upon command by any party.

                  (n) Company has implemented all commercially reasonable steps in the physical and electronic protection of its information assets from unauthorized disclosure, use or modification. Schedule 4.15(n) of the Company Disclosure Schedule sets forth (i) each breach of security of which Company is aware, (ii) its known or anticipated consequences and (iii) the steps Company has taken to remedy such breach.

                  (o) All information (the "DATABASE INFORMATION") contained in the databases maintained by Company (the "DATABASES") has been (i) collected in accordance with fair information collection practices (including, but not limited to, (a) the standards promulgated by the Online Privacy Alliance; (b) the standards promulgated by the Direct Marketing Association, and (c) all applicable Laws, including, but not limited, to those relating to the use of information collected from or about consumers) so that, at a minimum and prior to submitting any information to Company or its agents, Internet users received notice of how the information will be used and a choice whether to submit such information; and (ii) stored, maintained and used in accordance with such notices and all Laws.

                  (p) Company has the sole and exclusive right to use and commercially exploit the Database Information, free of consideration to any third party.

                  (q) Company has not collected and maintains no personal information about persons in violation of any Law. Company is, and has always been, in compliance with (i) its then-current privacy policy (including the policy posted on Company's Web site(s)) during the period in effect or posted and (ii) its customers' privacy policies, when required to do so by contract. No change needs to be made to the business or operations of Company in order to comply with any applicable Laws relating to privacy as in effect on the date hereof. Company's standard customer email delivery agreement requires that customers represent contractually that (A) all email lists provided by such customers contain email addresses of subscribers who have "opted-in" to receive emails from such customers; and (B) emails sent on behalf of such customers include instructions on how to unsubscribe. Company does not deliver any emails to any subscribers who have unsubscribed from receiving emails either from Company's customers or from Company to the extent Company has been advised of such requests to unsubscribe.

                  (r) Schedule 4.15(r) of Company Disclosure Schedule provides a list and summary of all material communications (oral and written) between Company and any private or public organizations purporting to police unsolicited email (an "EMAIL ORGANIZATION"). As of the date of this Agreement, Company has informed Parent of all such communications between Company and any Email Organization. Other than as disclosed on Schedule 4.15(r) of Company Disclosure Schedule, there have been no communication(s) between Company and any Email Organization that could be reasonably expected to result in a Company Material Adverse Effect. Other than as disclosed on Schedule 4.15(r) of the Company Disclosure Schedule, there is no action, suit, proceeding, claim, arbitration or investigation pending against Company with any Email Organization, or, to the Knowledge of Company, threatened against Company or against any of its properties or against any of its officers or directors (in their capacities as such).

                  SECTION 4.16 Taxes.

                  (a) Company and the Company Subsidiaries have properly completed and timely filed all Tax Returns required to be filed by them and have paid all Taxes shown as due thereon. The Company Reports reflect all liabilities for unpaid Taxes of Company and the Company Subsidiaries for periods and portions of periods through the date of the Company's latest financial statements included in the Company Reports. Neither Company nor any Company Subsidiary has any material liability for unpaid Taxes accruing after the date of the Company's latest financial statements included in the Company Reports.

                  (b) There is (i) no material claim for Taxes that is a lien against the property of Company or is being asserted against Company or any Company Subsidiary other than liens for Taxes not yet due and payable, (ii) to the Knowledge of Company, no audit, administrative proceeding or court proceeding with respect to any Taxes or of any Tax Return of Company or any Company Subsidiary being conducted by a Tax Authority; (iii) no extension of the statute of limitations on the assessment of any Taxes that has been granted by Company or any Company Subsidiary and currently in effect, and (iv) no deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by Company or any Company Subsidiary.

                  (c) To the Knowledge of Company, no claim or notice has ever been made by a Tax Authority in a jurisdiction where Company or any Company Subsidiary has not filed a Tax Return that the Company or any Company Subsidiary is or may be subject to taxation by such jurisdiction.

                  (d) There has been no change in ownership of Company that has caused the utilization of any losses of Company or any Company Subsidiary to be limited pursuant to Section 382 of the Code, and any loss carryovers reflected on the latest financial statements included in the Company Reports are properly computed and reflected.

                  (e) Neither Company nor any Company Subsidiary has been or will be required to include any material adjustment in taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax Laws as a result of transactions, events or accounting methods employed prior to the Merger except as may occur incident to or as a result of the Merger.

                  (f) Neither Company nor any Company Subsidiary has filed or will file any consent to have the provisions of Section 341(f)(2) of the Code (or comparable provisions of any state Tax Laws) apply to Company or any Company Subsidiary.

                  (g) Neither Company nor any Company Subsidiary is a party to any Tax sharing or Tax allocation agreement, nor does Company or any Company Subsidiary have any liability or potential liability to another party under any such agreement, nor has Company or any Company Subsidiary incurred any liability for Taxes of any Person under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise.

                  (h) Company has not filed any disclosures under Section 6662 of the Code or comparable provisions of state, local or foreign Law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return.

                  (i) Neither Company nor any Company Subsidiary has ever been a member of a consolidated, combined or unitary group of which Company was not the ultimate parent corporation.

                  (j) Company has not ever been a "personal holding company" within the meaning of Section 542 of the Code or a "United States real property holding corporation" within the meaning of Section 897 of the Code.

                  (k) Company has not constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (i) in the two years prior to the date hereof or (ii) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

                  (l) Each of Company and the Company Subsidiaries withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party. Each of Company and the Company Subsidiaries has collected all amounts required to be collected by it on account of Taxes and has remitted the same to the appropriate Governmental Entity in the manner and within the time required under any applicable Law, or if not yet due, has set such amounts aside in appropriate accounts for payment when due.

                  (m) No power of attorney has been granted by Company or any Company Subsidiary with respect to any matters relating to Taxes that is currently in effect.

                  (n) Neither Company nor any Company Subsidiary has settled any claim, audit or administrative or court proceeding with respect to Taxes.

                  SECTION 4.17 Insurance. Each of Company and the Company Subsidiaries is presently insured, and during each of the past three calendar years (including 2001) has been insured, against such risks as companies engaged in a similar business would, in accordance with good business practice, customarily be insured. The policies of fire, theft, liability and other insurance maintained with respect to the assets or businesses of Company and the Company Subsidiaries provide adequate coverage against loss. Set forth on
Schedule 4.17 of the Company Disclosure Schedule is a complete and correct list as of the date hereof of all insurance policies maintained by Company and the Company Subsidiaries, and Company has provided to Parent complete and correct copies of all such policies, together with all riders and amendments thereto. All such policies: (i) are with insurance companies reasonably believed by Company to be financially sound and reputable; (ii) are in full force and effect; (iii) are sufficient for compliance by Company and the Company Subsidiaries with all requirements of applicable Law and of all material agreements to which Company and the Company Subsidiaries are party; (iv) are valid and outstanding policies enforceable against the insurer; (v) insure against risks of companies similarly situated and by companies engaged in similar businesses and owning similar assets; and (vi) provide that they remain in full force and effect through the Effective Date and all premiums due thereon have been paid. Each of Company and the Company Subsidiaries has complied in all material respects with the terms of such policies.

                  SECTION 4.18 Properties; Bank Accounts.

                  (a) Each of Company and the Company Subsidiaries has good and valid title, free and clear of all Encumbrances, except for Permitted Encumbrances, to all its material properties and assets, whether real, personal or mixed, reflected in Company's consolidated financial statements contained in Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 as being owned by Company and the Company Subsidiaries as of the date thereof, other than (i) any properties or assets that have been sold or otherwise disposed of in the ordinary course of business since the date of such financial statements, (ii) liens disclosed in the notes to such financial statements and
(iii) liens arising in the ordinary course of business after the date of such financial statements. All buildings, and all fixtures, equipment and other property and assets that are material to the business of Company and the Company Subsidiaries on a consolidated basis, held under leases or sub-leases by Company or the Company Subsidiaries are held under valid instruments enforceable in accordance with their respective terms, subject to applicable Laws of bankruptcy, insolvency or similar Laws relating to creditors' rights generally and to general principles of equity (whether applied in a proceeding in Law or equity). Substantially all of Company's and the Company Subsidiaries' equipment in regular use has been reasonably maintained and is in serviceable condition, reasonable wear and tear excepted. Each of Company and the Company Subsidiaries owns or has the valid and subsisting right to use all assets and properties necessary or advisable to operate its business in the manner presently conducted. Schedule 4.18 of the Company Disclosure Schedule identifies each parcel of real property ever owned or leased by Company or the Company Subsidiaries.

                  (b) Schedule 4.18 of the Company Disclosure Schedule sets forth the names and addresses of all banks and other institutions at which Company and the Company Subsidiaries have accounts, deposits or the like, and the names of all Persons authorized to draw on or give instructions with respect thereto or holding a power-of-attorney on behalf of Company or the Company Subsidiaries. Any cash held in such accounts is not subject to any restrictions or limitations as to withdrawal.

                  SECTION 4.19 Affiliates. Schedule 4.19 of the Company Disclosure Schedule sets forth the names and addresses of each Person who is, in Company's reasonable judgment, an affiliate (as such term is used in Rule 145 under the Securities Act) of Company.

                  SECTION 4.20 Opinion of Financial Advisor. Stephens Inc. ("COMPANY FINANCIAL ADVISOR") has delivered to the board of directors of Company its opinion to the effect that, as of the date hereof, the consideration to be received in the Merger by Company stockholders is fair to the holders of shares of Company Common Stock from a financial point of view.

                  SECTION 4.21 Brokers.

                  (a) Other than the fee of the Company Financial Advisor, which will not exceed $900,000, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Company.

                  (b) Attached hereto as Schedule 4.21(b) of the Company Disclosure Schedule are true, complete and correct copies of all agreements between Company and Company Financial Advisor. Other than as attached hereto as
Schedule 4.21(b) of the Company Disclosure Schedule, there are no other agreements between Company and Company Financial Advisor.

                  SECTION 4.22 Certain Business Practices. None of Company, any Company Subsidiary nor any of their respective directors, officers, agents or employees (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment, gift or contribution.

                  SECTION 4.23 Business Activity Restriction. Other than as set forth on Schedule 4.23, there is no non-competition or other similar agreement, commitment, judgment, injunction, order or decree to which Company or any Company Subsidiary is a party or subject to that has or could reasonably be expected to have the effect of prohibiting or impairing the conduct of business by Company or any Company Subsidiary or the consummation of the Merger by Company. Other than as set forth on Schedule 4.23, neither Company nor any Company Subsidiary has entered into any agreement under which Company or such Company Subsidiary is restricted from selling, licensing or otherwise distributing any of its technology or products to, or providing services to, customers or potential customers or any class of customers, in any geographic area, during any period of time or in any segment of the market or line of business.

                  SECTION 4.24 Section 203 of the DGCL Not Applicable. The board of directors of Company has approved the Merger, this Agreement and the Stockholder Agreements, and such approval is sufficient to render inapplicable to the Merger, this Agreement and the Stockholder Agreements (including any amendments to this Agreement and the Stockholder Agreements) and the transactions contemplated by this Agreement and the Stockholder Agreements the provisions of Section 203 of the DGCL. No other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement, the Stockholder Agreements or the transactions contemplated by this Agreement and the Stockholder Agreements.

                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND MERGER SUB

                  Each of Parent and Merger Sub hereby represents and warrants to Company, subject to the exceptions specifically disclosed in the Parent Disclosure Schedule, all such exceptions to be referenced to a specific representation set forth in this Article V and any other representation or warranty of Parent or Merger Sub to the extent that it is apparent from such disclosure that such disclosure is applicable to such other representation or warranty, that:

                  SECTION 5.01 Organization and Qualification. Parent and Merger Sub have each been duly organized and each is validly existing and in good standing under the Laws of the State of Delaware and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted. Each of Parent and Merger Sub is duly qualified or licensed to do business, and each is in good standing (to the extent applicable), in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that could not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

                  SECTION 5.02 Certificate of Incorporation and Bylaws. The copies of each of Parent's and Merger Sub's certificate of incorporation and bylaws previously provided to Company by Parent are true, complete and correct copies thereof. Such certificates of incorporation and bylaws are in full force and effect. Neither Parent nor Merger Sub is in violation of any of the provisions of its respective certificate of incorporation or bylaws.

                  SECTION 5.03 Capitalization.

                  (a) The authorized capital stock of Parent consists of 400,000,000 shares of Parent Common Stock and 5,000,000 shares of preferred stock, no par value per share ("PARENT PREFERRED STOCK"). As of the close of business on May 1, 2001, (i) 130,880,992 shares of Parent Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, (ii) no shares of Parent Common Stock were held in the treasury of Parent, (iii) no shares of Parent Common Stock were held by any directly or indirectly owned Subsidiary of Parent, including Merger Sub (each a "PARENT SUBSIDIARY"), and (iv) one (1) share of Parent Preferred Stock was issued and outstanding. Except for the shares of Parent Common Stock issuable pursuant to the Parent Stock Plans, shares of Parent Common Stock issuable upon conversion of the Parent Convertible Notes, shares of Parent Common Stock issuable upon exchange of the exchangeable shares of Parent's Subsidiary, Thunderball Acquisition II Inc. (which shares were issued in connection with Parent's acquisition of FloNetwork Inc.) and shares of Parent Common Stock issuable pursuant to the Letter Agreement, dated as of May 7, 2001, among Parent and the former stockholders of DoubleClick Scandinavia AB, there are no options, warrants, convertible or exchangeable securities or other rights, agreements, arrangements or commitments of any character to which Parent or any Parent Subsidiary is a party or by which Parent or any Parent Subsidiary is bound relating to the issued or unissued capital stock of Parent or any Parent Subsidiary or obligating Parent or any Parent Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, Parent or any Parent Subsidiary. All shares of Parent Common Stock subject to issuance as aforesaid, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. There are no outstanding contractual obligations of Parent to repurchase, redeem or otherwise acquire any shares of Parent Common Stock. There are no material outstanding contractual obligations of Parent to provide funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Parent Subsidiary or any other Person.

                  (b) All of the shares of Parent Common Stock to be issued (i) in connection with the Merger, when issued in accordance with this Agreement, and (ii) upon the conversion of any Company Stock Option or Company Warrant into an option or warrant, as the case may be, to purchase shares of Parent Common Stock in accordance with Section 3.05, when issued upon exercise thereof following the Effective Time, have been duly authorized, will be validly issued, fully paid and nonassessable and will not be subject to preemptive rights or similar contractual rights granted by Parent.

                  SECTION 5.04 Authority Relative to This Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by each of Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Parent or Merger Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby (other than, with respect to the Merger, the consent of Parent as sole stockholder of Merger Sub and the filing and recordation of the Certificate of Merger as required by the DGCL). This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by Company, constitutes a legal, valid and binding obligation of each of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, except to the extent that enforceability hereof may be limited by applicable bankruptcy, insolvency, reorganization or other similar Laws affecting the enforcement of creditors' rights generally and by principles of equity regarding the availability of remedies (whether in a proceeding at Law or in equity).

                  SECTION 5.05 No Conflict; Required Filings and Consents.

                  (a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance by Parent and Merger Sub of their obligations hereunder and the consummation of the Merger will not, (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Parent or any equivalent organizational documents of any Parent Subsidiary, (ii) assuming that all consents, approvals, authorizations and permits described in
Section 5.05(b) have been obtained and all filings and notifications described in Section 5.05(b) have been made, conflict with or violate any Law applicable to Parent or any Parent Subsidiary or by which any property or asset of Parent or any Parent Subsidiary is subject or (iii) result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both could reasonably be expected to become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of an Encumbrance on any property or asset of Parent pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

                  (b) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance by Parent and Merger Sub of their obligations hereunder and the consummation of the Merger will not, require any consent, approval, authorization or permit of, or filing by Parent with or notification by Parent to, any Governmental Entity, except pursuant to applicable requirements of the Exchange Act, the Securities Act, the Blue Sky Laws, the rules and regulations of the NNM, the premerger notification requirements of the HSR Act, if any, and the filing and recordation of the Certificate of Merger as required by the DGCL.

                  SECTION 5.06 SEC Filings; Financial Statements.

                  (a) Parent has filed all forms, reports, statements and documents required to be filed by it (A) with the SEC and the NNM since February 20, 1998 (collectively, together with any such forms, reports, statements and documents Parent may file subsequent to the date hereof until the Closing, the "PARENT REPORTS") and (B) with any other Governmental Entities. Each Parent Report (i) was prepared in accordance with the requirements of the Securities Act, the Exchange Act or the rules and regulations of the NNM, as the case may be, and (ii) did not at the time it was filed (or, with respect to any registration statement filed under the Securities Act, at the time of effectiveness) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each form, report, statement and document referred to in clause (B) of this Section 5.06(a) was prepared in all material respects in accordance with the requirements of applicable Law. No Parent Subsidiary is subject to the periodic reporting requirements of the Exchange Act or required to file any form, report or other document with the SEC, the NNM, any other stock exchange or any other comparable Governmental Entity.

                  (b) Except as provided in the Parent Reports, each of the consolidated financial statements (including, in each case, any notes thereto) contained in the Parent Reports was prepared in accordance with U.S. GAAP (except, in the case of unaudited financial statements, for the absence of footnotes and subject to normal year end adjustments, which adjustments are not material) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each presented fairly, in all material respects, the consolidated financial position of Parent and the consolidated Parent Subsidiaries as at the respective dates thereof, and their consolidated results of operations, stockholders' equity and cash flows for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring immaterial year-end adjustments).

                  (c) Except as and to the extent set forth or reserved against on the most recent consolidated balance sheet of Parent and the Parent Subsidiaries as reported in the Parent Reports, including the notes thereto, neither Parent nor any Parent Subsidiary has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on a balance sheet or in notes thereto prepared in accordance with U.S. GAAP, except for liabilities or obligations incurred in the ordinary course of business consistent with past practice since December 31, 2000.

                  SECTION 5.07 Certain Tax Matters. Neither Parent nor any of its Affiliates has taken or agreed to take any action that could reasonably be expected to prevent the Merger from constituting a "reorganization" under
Section 368 of the Code.

                  SECTION 5.08 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger based upon arrangements made by or on behalf of Parent.

                  SECTION 5.09 No Parent Material Adverse Effect. Since December 31, 2000, there has been no Parent Material Adverse Effect.

                                   ARTICLE VI

                                    COVENANTS

                  SECTION 6.01 Conduct of Business Pending the Closing. Company agrees that, between the date of this Agreement and the Effective Time, unless Parent shall otherwise agree in writing and except as contemplated or permitted by this Agreement or as set forth in Schedule 6.01 to the Company Disclosure Schedule, (x) the business of Company and the Company Subsidiaries shall be conducted only in, and Company shall not take any action, or permit any of the Company Subsidiaries to take action, except in, the ordinary course of business consistent with past practice and (y) Company shall use its reasonable efforts to keep available the services of such of the current officers, significant employees and significant consultants of Company and to preserve the current relationships of Company and the Company Subsidiaries with such of the corporate partners, customers, suppliers and other Persons with which Company and the Company Subsidiaries have significant business relations in order to preserve substantially intact its business organization. By way of amplification and not limitation, Company shall not, between the date of this Agreement and the Effective Time, directly or indirectly, do or agree to do, or permit any of the Company Subsidiaries, directly or indirectly, to do or agree to do, any of the following without the prior written consent of Parent:

                  (a) amend or otherwise change its certificate of incorporation or bylaws or equivalent organizational documents;

                  (b) issue, deliver, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, delivery, sale, pledge, disposition, grant, transfer, lease, license, guarantee or Encumbrance of, (i) any shares of capital stock of Company or any Company Subsidiary of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Company or any Company Subsidiary, other than (x) the issuance of shares of Company Common Stock pursuant to the exercise of stock options or warrants therefor outstanding as of the date of this Agreement, (y) the issuance of up to an additional 350,000 shares of Company Common Stock pursuant to new grants of options or share purchase rights to future employees and consultants (including, without limitation, any employees who transfer from MessageMedia Europe B.V. or any of its subsidiaries to Company), and (z) the issuance of shares of Company Common Stock to participants in the Company Stock Purchase Plan in accordance with its terms or (ii) any material property or assets of Company or any Company Subsidiary except pursuant to existing contracts, provided that Company may issue nonexclusive software licenses in the ordinary course of business consistent with past practice;

                  (c) (i) acquire (including, without limitation, by merger, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or Person or any division thereof; (ii) incur any indebtedness for borrowed money (other than de minimus amounts) or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person for borrowed money or make any loans or advances material to the business, assets, liabilities, financial condition or results of operations of Company and the Company Subsidiaries, taken as a whole; (iii) terminate, cancel or request any material change in, or agree to any material change in, any Material Contract other than in the ordinary course of business consistent with past practice; (iv) make or authorize any capital expenditure, other than capital expenditures set forth on Schedule 6.01(c) to the Company Disclosure Schedule; or (v) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 6.01(c)

                  (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that any Company Subsidiary may pay dividends or make other distributions to Company;

                  (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock, except repurchases of de minimus amounts of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

                  (f) amend or change the period (or permit any acceleration, amendment or change) of exercisability of options granted under the Company Stock Plans or authorize cash payments in exchange for any Company Stock Options granted under any of such plans;

                  (g) amend the terms of, repurchase, redeem or otherwise acquire any of its securities, or propose to do any of the foregoing, except repurchases of de minimus amounts of unvested shares at cost in connection with the termination of the employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

                  (h) except as set forth in Section 6.01(h) of the Company Disclosure Schedule, increase the compensation payable or to become payable to its directors, officers, consultants or employees, grant any rights to retention, severance or termination pay to, or enter into any employment, retention or severance agreement; except as set forth in
         Section 6.01(h) of the Company Disclosure Schedule, establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer, consultant or employee of Company or any Company Subsidiary (except as allowed by Section 6.01(b)), except to the extent required by applicable Law or the terms of a collective bargaining agreement; or, except as set forth in Section 6.01(h) of the Company Disclosure Schedule, enter into or amend any contract, agreement, commitment or arrangement between Company or any Company Subsidiary, on the one hand, and any of Company's or any Company Subsidiary's directors, officers, consultants or employees (except as allowed by Section 6.01(b)), on the other hand;

                  (i) except as permitted under Section 6.01(c), pay, discharge or satisfy any claims, liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of claims, liabilities or obligations (A) in the ordinary course of business and consistent with past practice or (B) reflected or reserved against on the latest balance sheet included in the Company Reports or (C) as otherwise set forth on Schedule 6.01(i) of the Company Disclosure Schedule;

                  (j) make any change with respect to Company's or any Company Subsidiary's accounting policies, principles, methods or procedures, including, without limitation, revenue recognition policies, other than as required by U.S. GAAP;

                  (k) other than as is required to comply with Section 8.03(f), make any Tax election or settle or compromise any Tax liability; or

                  (l) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of Company contained in this Agreement untrue, incomplete or incorrect or prevent or materially impair Company or any Company Subsidiary from performing, or cause Company or any Company Subsidiary not to, perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

                  SECTION 6.02 Notices of Certain Events. Each of Parent and Company shall give prompt notice to the other of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Entity in connection with the Merger; and
(iii) any actions, suits, claims, investigations or proceedings commenced or, to the Knowledge of Company or the Knowledge of Parent, as the case may be, threatened in writing against, relating to or involving or otherwise affecting Parent or Company, respectively, or any of their respective Subsidiaries, which, if pending on the date hereof, would have been required to have been disclosed in this Agreement, or that otherwise relate to the consummation of the Merger. In addition, Company shall give prompt notice to Parent of the occurrence of a default or event that, with the giving of notice or lapse of time or both, will become a default under any Company Material Contract, and each of Parent and Company shall notify the other of any change that could reasonably be expected to have a Parent Material Adverse Effect or a Company Material Adverse Effect, respectively, or to materially delay or impede the ability of

Company or Parent, respectively, to perform their respective obligations pursuant to this Agreement and to effect the consummation of the Merger.

                  SECTION 6.03 Access to Information; Confidentiality.

                  (a) Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Parent or Company or a Company Subsidiary is a party (which has been disclosed to Company or Parent, as the case may be, prior to the date of this Agreement) or pursuant to applicable Law or the regulations or requirements of any stock exchange or other regulatory organization with whose rules a party hereto is required to comply, from the date of this Agreement to the Effective Time, Parent shall and Company shall (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, financial advisors, agents and other representatives (collectively, "REPRESENTATIVES")) access at reasonable times upon prior notice to its and its Subsidiaries' officers, employees, agents, properties, offices and other facilities and to the books and records thereof and (ii) furnish promptly such information concerning its and its Subsidiaries' business, properties, contracts, assets, liabilities and personnel as the other party or its Representatives may reasonably request. No investigation conducted pursuant to this Section 6.03 shall affect or be deemed to modify any representation or warranty made in this Agreement.

                  (b) The parties hereto shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement with respect to the information disclosed pursuant to this Agreement.

                  SECTION 6.04 No Solicitation of Transactions.

                  (a) Unless and until this Agreement shall have been terminated as provided or permitted herein, Company shall not, directly or indirectly, and shall cause its Representatives (including Representatives of Company Subsidiaries) not to, directly or indirectly, solicit, initiate or encourage (including, without limitation, by way of furnishing nonpublic information), any inquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to its stockholders) that constitutes, or may reasonably be expected to lead to, any Company Competing Transaction, or enter into or maintain or continue discussions or negotiate with any Person in furtherance of such inquiries or to obtain a Company Competing Transaction, or agree to or endorse any Company Competing Transaction, or authorize or knowingly permit any of Company's Representatives or any Company Subsidiary, or any Representative of a Company Subsidiary, to take any such action; provided, however, that nothing contained in this Section 6.04 shall prohibit the board of directors of Company
(i) from complying with Rule 14d-9 or 14e-2(a) promulgated under the Exchange Act with regard to a tender or exchange offer not made in violation of this
Section 6.04 or (ii) prior to receipt of the approval by the stockholders of Company of this Agreement and the Merger, from providing information (subject to a confidentiality agreement at least as restrictive as the Confidentiality Agreement, except that such confidentiality agreement shall permit any disclosure required under this Section 6.04) in connection with, and negotiating, another unsolicited, bona fide written proposal regarding a Company Competing Transaction that (x) Company's board of directors shall have concluded in good faith, after consultation with Cooley Godward LLP or other independent outside counsel of nationally recognized reputation, that taking such action is necessary to prevent the Company's board of directors from violating its fiduciary duties to Company's stockholders under applicable Law, (y) if any cash consideration is involved, shall not be subject to any financing contingency, and with respect to which Company's board of directors shall have determined in the proper exercise of its fiduciary duties to Company's stockholders that the acquiring party is capable of consummating such Company Competing Transaction on the terms proposed, and (z) Company's board of directors shall have determined (based upon advice of Company's independent financial advisors of nationally recognized reputation, which Parent hereby acknowledges that Stephen, Inc. shall qualify) in the proper exercise of its fiduciary duties to Company's stockholders that such Company Competing Transaction provides greater value to the stockholders of Company than the Merger (and Company's independent financial advisors of nationally recognized reputation opine in writing that such Company Competing Transaction is superior from a financial point of view) (any such Company Competing Transaction fulfilling each of the requirements of this clause (ii) of Section 6.04(a) being referred to herein as a "COMPANY SUPERIOR PROPOSAL"). Any violation of the restrictions set forth in this Section 6.04 by any Representative of Company (including any Representative of a Company Subsidiary), whether or not such Person is purporting to act on behalf of Company or otherwise, shall be deemed to be a breach of this Section 6.04 by Company. Company shall notify Parent in accordance with the notice provisions of this Agreement in writing and orally within 24 hours after any of Company's Chief Executive Officer, Chief Financial Officer or Senior Vice President, Business Development receive any proposal or offer, or promptly after any inquiry or contact with any Person with respect thereto, regarding a Company Competing Transaction is made or received, such notice to include the identity of the Person making such proposal, offer, inquiry or contact, and the terms of such Company Competing Transaction, and, by way of amplification and without limitation, Company shall keep Parent apprised (in accordance with the notice provisions of this Agreement) on a current basis, of the status of such Company Competing Transaction and of any modifications to the terms thereof. In addition, Company shall notify Parent promptly (and in any event within 24 hours) orally and in writing if at any time the Company's board of directors determines that it believes any such proposal fulfills the requirements of
Section 6.04(a)(ii)(x) - (z). In connection with any such potential Company Competing Transaction, prior to furnishing any information or entering into any discussions or negotiations with any Person making such proposal, Company shall provide to Parent prompt oral and written notice (and in any event within 24 hours) to the effect that Company is furnishing information to, or entering into discussions or negotiations with, such Person and Company shall keep Parent promptly informed of the status of the terms and conditions of any such discussions or negotiations. Prior to accepting a Company Competing Proposal, Company shall provide Parent with 24 hours' oral and written notice of such intention.

                  (b) Company immediately shall cease and cause to be terminated all existing discussions or negotiations with any parties conducted heretofore with respect to a Company Competing Transaction. Company shall not release any third party from, or waive any provision of, any confidentiality or standstill agreement to which it is a party.

                  SECTION 6.05 Tax-Free Transaction.

                  (a) From and after the date of this Agreement, each party hereto shall use reasonable efforts to cause the Merger to qualify, and shall not knowingly take any actions or cause any actions to be taken which could reasonably be expected to prevent the Merger from qualifying as a "reorganization" under Section 368(a) of the Code.

                  (b) Each of Company and Parent shall execute and deliver to Company counsel and Parent counsel rendering the tax opinions referred to in Sections 8.02(c) and 8.02(d) or 8.03(e), as applicable, respectively, a certificate, in form and substance reasonably acceptable to such counsel, signed by an officer of Company or Parent, as the case may be, setting forth factual representations and covenants that will serve as a basis for the tax opinions required under Sections 8.02(c)and 8.02(d) or 8.03(e) hereof, as applicable. Company and Parent shall use reasonable efforts to obtain the tax opinions that would satisfy the condition to the Closing set forth in Sections 8.02(c) and 8.02(d) or 8.03(e), as applicable.

                  SECTION 6.06 Control of Operations. Nothing contained in this Agreement shall give Parent, directly or indirectly, the right to control or direct the operations of Company and the Company Subsidiaries prior to the Effective Time. Prior to the Effective Time, Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its operations.

                  SECTION 6.07 Further Action; Consents; Filings.

                  (a) Upon the terms and subject to the conditions hereof, each of the parties hereto shall use all reasonable efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the Merger, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Parent or Company or any of their respective Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Merger and (iii) promptly make all necessary filings, and thereafter make any other required or appropriate submissions, with respect to this Agreement and the Merger required under (A) the rules and regulations of the NNM, (B) the Securities Act, the Exchange Act and any other applicable Federal or state securities Laws, (C) the HSR Act and any related governmental request thereunder, if any, and (D) any other applicable Law. The parties hereto shall cooperate and consult with each other in connection with the making of all such filings, including, without limitation, by providing copies of all such documents to the nonfiling parties and their advisors prior to filing, and none of the parties shall file any such document if any of the other parties shall have reasonably objected to the filing of such document. Company and Parent shall use commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law (including all information required to be included in the Proxy Statement and the Registration Statement) in connection with the transactions contemplated by this Agreement. No party shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the Merger at the behest of any Governmental Entity without the consent and agreement of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

                  (b) Each of Company and Parent will give (or will cause their respective Subsidiaries to give) any notices to third Persons, and use, and cause their respective Subsidiaries to use, commercially reasonable efforts to obtain any consents from third Persons necessary, proper or advisable (as determined by Parent in good faith with respect to notices or consents to be delivered or obtained by Company) to consummate the transactions contemplated by this Agreement.

                  SECTION 6.08 Additional Reports. Company and Parent shall each furnish to the other, if requested, copies of any reports of the type referred to in Sections 4.07 and 5.06 which it files with the SEC on or after the date hereof, and Company and Parent, as the case may be, each covenant and warrant that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present, in all material respects, the financial position of Company and its consolidated subsidiaries, or Parent and its consolidated subsidiaries, as the case may be, as of the dates thereof and the results of operations and changes in financial position or other information including therein for the periods or as of the date then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and U.S. GAAP (except for the absence of footnotes) consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

                  SECTION 6.09 Tax Matters. Company shall provide the following information to Parent not later than ten (10) Business Days after the date of this Agreement: (i) a complete list of the types of Tax Returns being filed by Company in each taxing jurisdiction, (ii) a list of any deferred intercompany gain with respect to transactions to which Company has been a party and (iii) a depreciation schedule for the most recently filed federal income tax return for Company. Company shall provide Parent and its accountants, counsel and other representatives reasonable access, during normal business hours from the date hereof through the Effective Time, to all of Company's Tax Returns and other records and workpapers relating to Taxes.

                  SECTION 6.10 Employee Benefits.

                  (a) From and after the Effective Time, the Surviving Corporation and its Subsidiaries will honor in accordance with their terms all existing employment, severance, consulting and salary continuation agreements between Company or any of the Company Subsidiaries and any current or former executive officer or director of Company or any of the Company Subsidiaries, subject to any modifications thereto agreed to by any such officers or directors with the Surviving Corporation.

                  (b) At the Effective Time or following a transition period during which employees of Company continue to participate in one or more Company Benefit Plans, Parent will cause the Surviving Corporation to provide the benefits to employees of Company who are retained by Parent or the Surviving Corporation (including health benefits, severance policies and general employment policies and procedures) which are substantially comparable in the aggregate to benefits that are available to similarly situated employees of Parent and the Parent Subsidiaries, provided, however, that such insurance carriers, outsider providers or the like are able to provide such benefits on terms reasonably acceptable to Parent, and provided, further, that nothing in this Section 6.10(b) shall prevent the Surviving Corporation or any of its Subsidiaries from making any change required by applicable Law, and provided, further, that it shall not result in any duplication of benefits.

                  (c) To the extent permitted under applicable Law, each employee of Company or the Company Subsidiaries shall be given credit for all service with Company or the Company Subsidiaries (or service credited by Company or its Subsidiaries) under all employee benefit plans, programs, policies and arrangements maintained by Parent or the Surviving Corporation (other than sabbatical benefits, for which employees of Company or the Company Subsidiaries will not receive any such past service credit) in which they participate or in which they become participants for purposes of eligibility and vesting; provided, however, that insurance carriers, outsider providers or the like are able to honor such commitments on terms reasonably acceptable to Parent.

                                  ARTICLE VII

                              ADDITIONAL AGREEMENTS

                  SECTION 7.01 Registration Statement; Proxy Statement.

                  (a) Parent and Company shall jointly prepare and shall use commercially reasonable efforts to cause to be filed with the SEC, within 21 days of the date of this Agreement, a document or documents that will constitute
(i) the registration statement on Form S-4 of Parent (together with all amendments thereto, the "REGISTRATION STATEMENT"), in connection with the registration under the Securities Act of Parent Common Stock to be issued to Company's stockholders pursuant to the Merger and (ii) the proxy statement with respect to the Merger relating to the Company Stockholders' Meeting (together with any amendments thereto, the "PROXY STATEMENT"). Copies of the Proxy Statement shall be provided to the NNM in accordance with its rules. Each of the parties hereto shall use reasonable efforts to cause the Registration Statement to become effective as promptly as practicable after the date hereof, and, prior to the effective date of the Registration Statement, the parties hereto shall take all action required under any applicable Laws in connection with the issuance of shares of Parent Common Stock pursuant to the Merger. Parent or Company, as the case may be, shall furnish all information concerning Parent or Company as the other party may reasonably request in connection with such actions and the preparation of the Registration Statement and the Proxy Statement. Each of Parent and Company shall notify the other of the receipt of any comments from the SEC on the Registration Statement and the Proxy Statement and of any requests by the SEC for any amendments or supplements thereto or for additional information and shall provide to each other promptly copies of all correspondence between Parent, Company or any of their representatives and advisors and the SEC. As promptly as practicable after the effective date of the Registration Statement, the Proxy Statement shall be mailed to the stockholders of Company. Each of the parties hereto shall cause the Proxy Statement to comply as to form and substance, as to matters relating to, and supplied for inclusion therein by, such party, in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act and (iii) the rules and regulations of the NNM.

                  (b) The Proxy Statement shall include with respect to Company and its stockholders, (i) the approval of the Merger and the recommendation of the board of directors of Company to Company's stockholders that they vote in favor of approval and adoption of this Agreement and the Merger, unless a withdrawal of such approval and recommendation is permitted pursuant to Section
6.04 following receipt by Company of a Company Superior Proposal, and (ii) the opinion of Company Financial Advisor referred to in Section 4.20.

                  (c) No amendment or supplement to the Proxy Statement or the Registration Statement shall be made without the approval of Parent and Company, which approval shall not be unreasonably withheld or delayed; provided, however, that the consent of Parent shall not be required to amend or supplement the Proxy Statement to reflect the amendment, modification or withdrawal of the recommendation of Company's board of directors that Company's stockholders vote in favor of the approval of this Agreement in accordance with Section 6.04 following receipt by Company of a Company Superior Proposal. Each of the parties hereto shall advise the other parties hereto, promptly after it receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of the Parent Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or of any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information.

                  (d) None of the information supplied by Company for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (A) in the case of the Proxy Statement, at the date it or any amendments or supplements thereto are mailed to stockholders of Company, at the time of the Company Stockholders' Meeting and at the Effective Time and
(B) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Company or any Company Subsidiary, or their respective officers or directors, should be discovered by Company that should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, Company shall promptly inform Parent. All documents that Company is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the Securities Act and the Exchange Act.

                  (e) None of the information supplied by Parent for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement shall, at the respective times filed with the SEC or other regulatory agency and, in addition, (A) in the case of the Proxy Statement, at the date it or any amendments or supplements thereto are mailed to stockholders of Company, at the time of the Company Stockholders' Meeting and at the Effective Time and
(B) in the case of the Registration Statement, when it becomes effective under the Securities Act and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. If, at any time prior to the Effective Time, any event or circumstance relating to Parent or any Parent Subsidiary, or their respective officers or directors, should be discovered by Parent that should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, Parent shall promptly inform Company. All documents that Parent is responsible for filing with the SEC in connection with the Merger will comply as to form in all material respects with the applicable requirements of the rules and regulations of the Securities Act and the Exchange Act.

                  (f) Cooley Godward LLP will provide an opinion addressed to Company which will be filed as Exhibit 8.1 to the Registration Statement, and Brobeck, Phleger & Harrison LLP will provide an opinion addressed to Parent which will be filed as Exhibit 8.2 to the Registration Statement, in each case to the effect that the description in the Registration Statement of the material federal income tax consequences of the Merger is correct in all material respects. Each of such opinions shall be based on representation letters in form and substance acceptable to the rendering counsel and executed by Company, Parent and Merger Sub.

                  SECTION 7.02 Company Stockholders' Meetings. Company shall call and hold a special meeting of the stockholders of Company (the "COMPANY STOCKHOLDERS' MEETING"), as promptly as practicable after the date hereof (subject to applicable Laws), for the purpose of voting upon the approval and adoption of this Agreement and the Merger pursuant to the Proxy Statement, and Company shall use all reasonable efforts to hold the Company Stockholders' Meeting as soon as practicable after the date on which the Registration Statement becomes effective. Unless Company's board of directors has withheld, amended, modified or withdrawn its recommendation in compliance with Section 6.04, Company shall use all reasonable efforts to solicit from its stockholders proxies in favor of the approval of this Agreement and the Merger pursuant to the Proxy Statement and shall take all other action necessary or advisable to secure the vote or consent of stockholders required by the DGCL or applicable stock exchange requirements to obtain such approval. Each of the parties hereto shall take all other action necessary or, in the reasonable opinion of the other parties hereto, advisable to promptly and expeditiously secure any vote or consent of stockholders required by applicable Law and such party's certificate of incorporation and bylaws to effect the Merger. Company shall call and hold the Company Stockholders' Meeting for the purpose of voting upon the approval and adoption of this Agreement and the Merger whether or not Company's board of directors at any time subsequent to the date hereof determines that this Agreement is no longer advisable or recommends that Company's stockholders reject it.

                  SECTION 7.03 Indemnification; Directors' and Officers' Insurance.

                  (a) From and after the Effective Time, (i) Parent will, and Parent will cause the Surviving Corporation to, indemnify and hold harmless, and will provide advancement of expenses to, each person who is or was a director or officer of Company or any of its Subsidiaries at or at any time prior to the Effective Time (an "INDEMNIFIED Party"), to the same extent such persons are indemnified or have the right to the advancement of expenses as of the date of this Agreement by Company pursuant to Company's certificate of incorporation and bylaws as in effect on the date of this Agreement; provided that the Indemnified Party to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately and finally determined that such Indemnified Party is not entitled to indemnification, and (ii) Parent will cause the Surviving Corporation to fulfill and honor in all respects the obligations of Company pursuant to any indemnification agreements (including, without limitation, those set forth in Company's certificate of incorporation and bylaws as in effect on the date of this Agreement) between Company and any of the Indemnified Parties in effect immediately prior to the date of this Agreement.

                  (b) In the event the Company or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers a material amount of its properties and assets to any Person in a single transaction or a series of transactions, then, and in each such case, Parent will either guaranty the indemnification obligations referred to in this Section 7.03 or will make or cause to be made proper provision so that the successors and assigns of the Company or the Surviving Corporation, as the case may be, assume the indemnification obligations described herein for the benefit of the indemnified parties and have substantially equal financial ability as the Company (immediately prior to the Effective Time) to satisfy the obligations of the parties pursuant to this Section 7.03 as a condition to such merger, consolidation or transfer becoming effective.

                  (c) The provisions of this Section 7.03 are (i) intended to be for the benefit of, and will be enforceable by, each of the Indemnified Parties and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by contract or otherwise.

                  (d) For a period of six years after the Effective Time, Parent shall maintain in effect the directors' and officers' liability insurance policies maintained by Company; provided, however, that in no event shall Parent be required to expend in any one year in excess of 150% of the annual premium currently paid by Company for such coverage, which annual premium Company hereby represents is $310,000; and provided further, that if the premium for such coverage, exceeds such amount, Parent shall purchase a policy with the greatest coverage available for such 150% of the annual premium.

                  SECTION 7.04 No Shelf Registration. Parent shall not be required to amend or maintain the effectiveness of the Registration Statement for the purpose of permitting resale of the shares of Parent Common Stock received pursuant hereto by the Persons who may be deemed to be "affiliates" of Company within the meaning of Rule 145 promulgated under the Securities Act.

                  SECTION 7.05 Public Announcements. The initial press release concerning the Merger to be released in connection with the execution and delivery of this Agreement shall be a joint press release and, thereafter, Parent and Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the prior written approval of the other (which shall not be unreasonably withheld or delayed), except to the extent required by applicable Law or the requirements of the rules and regulations of the NNM, in which case the issuing party shall use all reasonable efforts to consult with the other party before issuing any such release or making any such public statement.

                  SECTION 7.06 NNM Listing. Prior to the Effective Time, Parent shall use all reasonable efforts to obtain approval from the NNM of the listing, as of the Effective Time, of the shares of Parent Common Stock to be issued in connection with the Merger.

                  SECTION 7.07 Company Stock Options/Registration Statements on Form S-8. Prior to the Effective Time, Company and Parent shall take, or cause to be taken, all action necessary and appropriate to effect the assumption of the Company Stock Options and Company Warrants as contemplated by Section 3.05, including obtaining the consent of affected optionees and warrant holders. Parent shall reserve for issuance the number of shares of Parent Common Stock that will be issuable upon exercise of Company Stock Options and Company Warrants assumed pursuant to Section 3.05 hereof. As promptly as reasonably practical after the Effective Time, Parent shall file with the SEC one or more registration statements on Form S-8 for the shares of Parent Common Stock issuable with respect to Company Stock Options and will maintain the effectiveness of such registration statements for so long as any of such options or other rights remain outstanding.

                  SECTION 7.08 Employee Benefit Matters. As of the Effective Time, Parent shall cause the Surviving Corporation to honor and satisfy all obligations and liabilities with respect to the Company Benefit Plans, other than the Company Stock Purchase Plan. Notwithstanding the foregoing, the Surviving Corporation shall not be required to continue any particular Company Benefit Plan after the Effective Time, and any Company Benefit Plan may be amended or terminated or may be merged with any Parent Benefit Plans in accordance with its terms and applicable Law so long as employees of Company who are employed by the Surviving Corporation or Parent are provided benefits and coverage by the Surviving Corporation or Parent that are the same or substantially the same as that provided by Parent to similarly situated employees. If requested by Parent prior to the Effective Time, Company shall take all actions necessary and appropriate to terminate any Company Benefit Plan that is a 401(k) plan (each, a "401(K) PLAN") as of the last day of the payroll period immediately preceding the Closing Date and no further contributions shall be made to any 401(k) Plan, and Company shall provide to Parent (i) executed resolutions by the board of directors of Company, as applicable, authorizing such termination and (ii) an executed amendment to each 401(k) Plan sufficient to assure compliance with all applicable requirements of the Code and regulations thereunder so that the tax-qualified status of such 401(k) Plan will be maintained at the time of termination.

                  SECTION 7.09 Affiliates. Parent shall be entitled to place legends on the certificates evidencing any of the Parent Common Stock to be received by (i) any Affiliate of Company or (ii) any Person Parent reasonably identifies (by written notice to Company) as being a Person who may be deemed an "affiliate" within the meaning of Rule 145 promulgated under the Securities Act, and to issue appropriate stop transfer instructions to the transfer agent for such Parent Common Stock.

                  SECTION 7.10 Taking of Additional Actions. Company shall, prior to the Effective Time, use its commercially reasonable efforts to take the actions specified on Schedule 7.10 of the Company Disclosure Schedule.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

                  SECTION 8.01 Conditions to the Obligations of Each Party to Consummate the Merger. The obligations of the parties hereto to consummate the Merger are subject to the satisfaction or, if permitted by applicable Law, waiver of the following conditions by joint action of the parties hereto:

                  (a) the Registration Statement shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued by the SEC and no proceeding for that purpose shall have been initiated by the SEC and not concluded or withdrawn;

                  (b) this Agreement and the Merger shall have been duly approved and adopted by the requisite vote of stockholders of Company in accordance with the DGCL;

                  (c) no order, statute, rule, regulation, executive order, stay, decree, writ, judgment or injunction shall have been enacted, entered, promulgated or enforced by any court of competent jurisdiction or Governmental Entity which prohibits or prevents the consummation of the Merger which has not been vacated, dismissed or withdrawn prior to the Effective Time. Company and Parent shall use their reasonable best efforts to have any of the foregoing vacated, dismissed or withdrawn by the Effective Time;

                  (d) any waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act or any other applicable competition, merger control or similar Law shall have expired or been terminated;

                  (e) all consents, approvals and authorizations legally required to be obtained to consummate the Merger shall have been obtained from all Governmental Entities, except where the failure to obtain any such consent, approval or authorization could not reasonably be expected to result in a Parent Material Adverse Effect or a Company Material Adverse Effect; and

                  (f) the shares of Parent Common Stock to be issued in the Merger shall have been authorized for listing on the NNM, subject to notice of issuance.

                  SECTION 8.02 Conditions to the Obligations of Company. The obligations of Company to consummate the Merger, or to permit the consummation of the Merger, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

                  (a) each of the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true, complete and correct in all respects both (i) when made and (ii) on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date, which shall be so true, complete and correct as of such certain date), except in each case for any failures to be true, complete and correct which do not, in the aggregate, have a Parent Material Adverse Effect; and Company shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Parent to such effect;

                  (b) Parent and Merger Sub shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, except where the failure to so comply has not resulted in a Parent Material Adverse Effect, and Company shall have received certificates of the Chief Executive Officer and Chief Financial Officer of Parent and the President of Merger Sub to that effect; and

                  (c) Company shall have obtained an opinion from Company's legal counsel, dated the date of the Closing, in form and substance reasonably satisfactory to it and issued in reliance on the officer's certificate described in Section 6.05(b) hereof, based upon customary representations of Company and Parent and customary assumptions, to the effect that if the Merger is consummated in accordance with the provisions of this Agreement, under current Law, for federal income tax purposes, the Merger should qualify as a "reorganization" within the meaning of Section 368(a) of the Code, which opinion shall not have been withdrawn or modified in any material respect.

                  (d) Parent shall have obtained an opinion from Parent's legal counsel, dated the date of the Closing, issued in reliance on the officer's certificate described in Section 6.05(b) hereof, based upon customary representations of Company and Parent reasonably satisfactory to counsel, to the effect that if the Merger is consummated in accordance with the provisions of this Agreement, under current Law, for federal income tax purposes, the Merger should qualify as a "reorganization" within the meaning of Section 368(a) of the Code, which opinion shall not have been withdrawn or modified in any material respect, provided however that if the transaction is effected by a merger of Company into Parent (or a merger of Company into a subsidiary of Parent), then this condition shall be a condition to Parent's obligation to consummate the Merger, rather than a condition to Company's obligation, as set forth in Section 8.03(e).

                  SECTION 8.03 Conditions to the Obligations of Parent. The obligations of Parent to consummate the Merger, or to permit the consummation of the Merger, are subject to the satisfaction or, if permitted by applicable Law, waiver of the following further conditions:

                  (a) each of the representations and warranties of Company contained in this Agreement shall be true, complete and correct in all respects both (i) when made and (ii) on and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties which address matters only as of a certain date, which shall be so true, complete and correct as of such certain date), except in each case for any failures to be true, complete and correct which do not, in the aggregate, have a Company Material Adverse Effect; and Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Company to such effect;

                  (b) Company shall have performed or complied in all material respects with all covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, except where the failure to so comply has not resulted in a Company Material Adverse Effect; and Parent shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of Company to that effect;

                  (c) all consents of third parties set forth on Schedule 8.03(c) shall have been obtained;

                  (d) there shall have been no Company Material Adverse Effect since the date of this Agreement;

                  (e) Parent shall have obtained the opinion referenced in
         Section 8.02(d) if the transaction is to be effected by a merger of Company into Parent (or a merger of Company into a Subsidiary of Parent);

                  (f) Company shall have properly completed and filed all Tax Returns relating to any Taxes of Company and all Company Subsidiaries for all periods ending prior to the Effective Time, to the extent the due date of such returns (determined without regard to extensions) is on or prior to the Effective Time, and paid in full all such Taxes shown as due thereon. For this purpose the only state income, privilege and franchise Tax Returns that must be filed are those for the following states: Alabama, California, Colorado, Illinois, Kansas (but only to the extent Taxes are due), Massachusetts (but only to the extent Taxes are due), New York and Texas (but only to the extent Taxes are due). Also for this purpose the only sales and use tax returns that must be filed are those for Colorado and Alabama. Company shall provide to Parent drafts of all Tax Returns to be filed after the date hereof no later than fifteen (15) days prior to the proposed filing date thereof. Such Tax Returns shall be filed only after Parent's approval, which approval shall not be unreasonably withheld or delayed; and

                  (g) Company shall have obtained letters relating to MessageMedia Australia Pty Limited and MessageMedia New Zealand, Ltd., respectively, reasonably satisfactory in form and substance to Parent, to the effect that Company has no existing or future obligations in respect of MessageMedia Australia Pty Limited or MessageMedia New Zealand, Ltd. other than with respect to the license agreements between such parties.

                                   ARTICLE IX

                        TERMINATION, AMENDMENT AND WAIVER

                  SECTION 9.01 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, notwithstanding any requisite adoption and approval of this Agreement, as follows:

                  (a) by mutual written consent duly authorized by the boards of directors of each of Parent and Company;

                  (b) by either Parent or Company, if the Effective Time shall not have occurred on or before October 31, 2001; provided, however, that the right to terminate this Agreement under this Section 9.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have caused, or resulted in, the failure of the Effective Time to occur on or before such date;

                  (c) by either Parent or Company, if any Governmental Order, writ, injunction or decree preventing the consummation of the Merger shall have been entered by any court of competent jurisdiction and shall have become final and nonappealable;

                  (d) by Parent, if

                        (i) the board of directors of Company withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Parent or its stockholders or shall have resolved to do so;

                        (ii) the board of directors of Company shall have recommended to the stockholders of Company a Company Competing Transaction;

                        (iii) Company fails to comply in all material respects with Section 6.04 or Section 7.02;

                        (iv) a party to a Stockholder Agreement (other than Parent) fails to vote in favor of the Merger in accordance with the Stockholder Agreement or fails to comply with Section 4(b) of the Stockholder Agreement;

                        (v) a Company Competing Transaction shall have been announced or otherwise publicly known and the board of directors of Company shall have (A) failed to recommend against acceptance of such by its stockholders (including by taking no position, or indicating its inability to take a position, with respect to the acceptance of a Company Competing Transaction involving a tender offer or exchange offer) within five (5) Business Days of Parent's written request for such action or (B) failed to reconfirm its approval and recommendation of this Agreement and the transactions contemplated hereby within five
         (5) Business Days of the first announcement or other public knowledge of such proposal for a Company Competing Transaction;

                        (vi) the board of directors of Company shall have determined that a Company Competing Transaction was a Company Superior Proposal and to take any of the actions allowed by clause (ii) of
         Section 6.04 and shall not have, prior to Parent's termination of this Agreement pursuant to this Section 9.01(d)(vi), (1) reconfirmed its approval and recommendation of this Agreement and (2) recommended against acceptance of such Company Superior Proposal by its stockholders;

                        (vii) the board of directors of Company resolves to take any of the actions described above;

                  (e) by Parent or Company, if this Agreement and the Merger is brought to a vote and shall fail to receive the requisite votes for approval at the Company Stockholders' Meeting or any adjournment or postponement thereof;

                  (f) by Parent, 20 days after receipt by Company of a written notice from Parent of a breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.03 would not be satisfied (a "TERMINATING COMPANY BREACH"); provided, however, that if such Terminating Company Breach is cured by Company within 20 days, Parent may not terminate this Agreement under this Section 9.01(f); or

                  (g) by Company, 20 days after receipt by Parent of a written notice from Company of a breach of any representation, warranty, covenant or agreement on the part of Parent or Merger Sub set forth in this Agreement, or if any representation or warranty of Parent or Merger Sub shall have become untrue, incomplete or incorrect, in either case such that the conditions set forth in Section 8.02 would not be satisfied (a "TERMINATING PARENT BREACH"); provided, however, that if such Terminating Parent Breach is cured by Parent within 20 days, Company may not terminate this Agreement under this Section 9.01(g).

The right of any party hereto to terminate this Agreement pursuant to this
Section 9.01 will remain operative and in full force and effect regardless of any investigation made by or on behalf of any party hereto, any Person controlling any such party or any of their respective officers, directors, representatives or agents, whether prior to or after the execution of this Agreement.

                  SECTION 9.02 Effect of Termination. Except as provided in
Section 9.05, in the event of termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of any party hereto or any of its Affiliates or any of its or their officers or directors, and all rights and obligations of each party hereto shall cease (except for the provisions of Section 6.03(b), this Section 9.02, Section 9.05 and Article X, which provisions shall survive such termination); provided, however, that nothing herein shall relieve any party hereto from liability for breach of any of its representations and warranties or the breach of any of its covenants or agreements set forth in this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, which shall survive termination of this Agreement and remain in full force and effect in accordance with their terms.

                  SECTION 9.03 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors at any time prior to the Effective Time; provided, however, that, after the approval of this Agreement by the stockholders of Company, no amendment may be made that changes the amount or type of consideration into which Company Common Stock will be converted pursuant to this Agreement. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  SECTION 9.04 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance by the other party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                  SECTION 9.05 Termination Fee; Expenses.

                  (a) Except as set forth in this Section 9.05, all Expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such Expenses, whether or not the Merger is consummated, except that Parent and Company each shall pay one-half of all Expenses incurred solely for printing, filing and mailing the Registration Statement and the Proxy Statement and all SEC and other regulatory filing fees incurred in connection with the Registration Statement and the Proxy Statement (for the avoidance of doubt, not including related attorneys' and accountants' fees and Expenses) and any fees required to be paid under the HSR Act.

                  (b) Without limiting any other remedies available to Parent, in the event that

                        (i) Parent shall terminate this Agreement pursuant to
Section 9.01(d) or Section 9.01(f), or

                        (ii) this Agreement is terminated pursuant to Section 9.01(b) or Section 9.01(e), and (A) at or prior to the time of such termination, either there shall have been proposed or publicly announced a Company Competing Transaction or (B) within twelve (12) months after such termination, Company shall enter into a definitive agreement with respect to any Company Competing Transaction or any Company Competing Transaction involving Company shall be consummated, then Company shall pay to Parent (the "COMPANY TERMINATION FEE") a sum equal to $1,654,000. Any Company Termination Fee shall be paid in same day funds within three (3) Business Days after the date this Agreement is terminated or within three (3) Business Days after the Company Termination Fee otherwise becomes due and payable pursuant to this Section 9.05(b).

                  (c) Parent and Company agree that the agreements contained in
Section 9.05(b) above are an integral part of the transaction contemplated by this Agreement and constitute liquidated damages and not a penalty and that without these Agreements, Parent would not enter into this Agreement or the Stockholder Agreements. Accordingly, if Company fails to pay to Parent any amounts due under Section 9.05(b), Company shall pay the fees and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit of other legal action, taken to collect payment, together with interest on such amounts at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

                                   ARTICLE X

                               GENERAL PROVISIONS

                  SECTION 10.01 Non-Survival of Representations and Warranties. The representations and warranties in this Agreement shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 9.01, as the case may be. This Section 10.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

                  SECTION 10.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in Person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02); provided that all notices given pursuant to Section 6.04(a) hereof shall be by telecopy or facsimile in addition to and not in lieu of any other manner:

                  (a) if to Company:

                           MessageMedia, Inc.
                           371 Centennial Parkway
                           Louisville, CO  80027
                           Attn:  William Buchholz
                           Facsimile:  (303) 440-0303

                           with a copy to:

                           Cooley Godward LLP
                           380 Interlocken Crescent, Suite 900
                           Broomfield, CO  80021
                           Attn:  Michael L. Platt
                           Facsimile:  (720) 566-4099

                  (b) if to Parent or Merger Sub:

                           DoubleClick Inc.
                           450 West 33rd Street
                           New York, NY  10001
                           Attn:  Elizabeth Wang
                           Facsimile:  (212) 287-9704
                           with a copy to:

                           Brobeck, Phleger & Harrison LLP
                           1633 Broadway, 47th Floor
                           New York, NY 10019
                           Attention:  Scott L. Kaufman
                           Facsimile:  (212) 586-7878

                  SECTION 10.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the Merger may be consummated as originally contemplated to the fullest extent possible.

                  SECTION 10.04 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, other than Section 7.03, nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights or remedies under or by reason of this Agreement.

                  SECTION 10.05 Incorporation of Exhibits. The Parent Disclosure Schedule, the Company Disclosure Schedule and all Annexes attached hereto and referred to herein are hereby incorporated herein and made a part of this Agreement for all purposes as if fully set forth herein. Parent and Company acknowledge that the Parent Disclosure Schedule and the Company Disclosure Schedule (i) are qualified in their entirety by reference to specific provisions of this Agreement and (ii) are not intended to constitute and shall not be construed as indicating that such matter is required to be disclosed, nor shall such disclosure be construed as an admission that such information is material with respect to Parent or Company, as the case may be, except to the extent required by this Agreement and by applicable Law.

                  SECTION 10.06 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the Laws of the State of Delaware, other than conflict of laws principles thereof directing the application of any Law other than that of the State of Delaware.

                  SECTION 10.07 Waiver of Jury Trial. To the fullest extent permitted by Law, each party hereto hereby irrevocably waives all right to trial by jury in any proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any transaction or agreement contemplated hereby or the actions of any party hereto in the negotiation, administration, performance or enforcement hereof.

                  SECTION 10.08 Headings; Interpretation. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

                  SECTION 10.09 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 10.10 Entire Agreement. This Agreement (including the Stockholder Agreements, the Annexes, the Parent Disclosure Schedule and the Company Disclosure Schedule) and the Confidentiality Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                       DOUBLECLICK INC.


                                       By:      /s/ Jeff Epstein
                                                -------------------------------
                                       Name:    Jeff Epstein
                                       Title:   Executive Vice President,
                                                Strategic Planning

                                       ATLAS ACQUISITION CORP.



                                       By:      /s/ Jeff Epstein
                                                -------------------------------
                                       Name:    Jeff Epstein
                                       Title:   Executive Vice President and
                                                Secretary

                                       MESSAGEMEDIA, INC.


                                       By:      /s/ A. Laurence Jones
                                                -------------------------------
                                       Name:    A. Laurence Jones
                                       Title:   President & CEO

                                     ANNEX A

                              STOCKHOLDER AGREEMENT

                  This STOCKHOLDER AGREEMENT (this "AGREEMENT") is made and entered into as of June 1, 2001 between DoubleClick Inc., a Delaware corporation ("PARENT"), and the undersigned stockholder ("STOCKHOLDER") of MessageMedia, Inc., a Delaware corporation ("COMPANY"). Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement described below.

                                    RECITALS

                  WHEREAS, pursuant to an Agreement and Plan of Merger and Reorganization dated as of May 31, 2001 among Parent, Atlas Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and Company (such agreement, as it may be amended, supplemented or otherwise modified from time to time, is hereinafter referred to as the "MERGER AGREEMENT"), Parent has agreed to acquire the outstanding securities of Company pursuant to a statutory merger of Merger Sub with and into Company (the "MERGER") in which each outstanding share of capital stock of Company (the "COMPANY CAPITAL STOCK") will be converted into shares of common stock, par value $0.001 per share, of Parent (the "PARENT SHARES") at the Exchange Ratio as set forth in the Merger Agreement (the "TRANSACTION");

                  WHEREAS, in order to induce Parent to enter into the Merger Agreement and consummate the Transaction, Company has agreed to use its reasonable best efforts to cause certain stockholders of Company to execute and deliver to Parent a Stockholder Agreement upon the terms set forth herein; and

                  WHEREAS, Stockholder is the registered and beneficial owner of such number of shares of the outstanding capital stock of Company as is indicated on the signature page of this Agreement (the "SHARES").

                  NOW, THEREFORE, the parties agree as follows:

                  1. Agreement to Retain Shares.

                  1.1 Transfer and Encumbrance.

                  (a) Stockholder is the beneficial owner of the Shares and, except as otherwise set forth on the signature page hereto, has owned each such Share at all times since the date such Share was originally issued by Company. The Shares constitute Stockholder's entire interest in the outstanding capital stock and voting securities of Company. The Shares are, and will be at all times up until the Expiration Date (as defined below), free and clear of any liens, claims, options, charges or other encumbrances. Stockholder's principal residence or place of business is accurately set forth on the signature page hereto. As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of the (i) Effective Time or (ii) termination of the Merger Agreement in accordance with the terms thereof.

                  (b) Stockholder agrees not to transfer (except as may be specifically required by court order or by operation of law, in which case any such transferee shall agree to be bound hereby), sell, exchange, pledge, hypothecate, engage in any hedging transaction with respect to, or otherwise dispose of or encumber, any Shares or any New Shares (as defined below) or to make any offer or agreement relating thereto, at any time prior to the Expiration Date.

                  1.2 New Shares. Stockholder agrees that any shares of capital stock or voting securities of Company that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the Expiration Date ("NEW SHARES") shall be on the terms and subject to the conditions of this Agreement to the same extent as if they constituted Shares.

                  2. Agreement to Vote Shares. Prior to the Expiration Date, at every meeting of the stockholders of Company at which the Merger is considered or voted upon, and at every adjournment thereof, and on every action or approval by written resolution of the stockholders of Company with respect to the Merger, Stockholder shall vote the Shares and any New Shares in favor of approval and adoption of the Merger Agreement and of the Transaction.

                  3. Irrevocable Proxy. Stockholder hereby agrees to timely deliver to Parent a duly executed proxy in the form attached hereto as Exhibit I (the "PROXY"). In the event that Stockholder is unable to provide any such Proxy in a timely manner, Stockholder hereby grants Parent a power of attorney to execute and deliver such Proxy for and on behalf of Stockholder, which power of attorney, being coupled with an interest, shall survive any death, disability, bankruptcy or any other such impediment of Stockholder. Upon the execution of this Agreement by Stockholder, Stockholder hereby revokes any and all prior proxies or powers of attorney given by Stockholder with respect to the Shares and agrees not to grant any subsequent proxies or powers of attorney with respect to the Shares until after the Expiration Date.

                  4. Representations, Warranties and Covenants of Stockholder. Stockholder hereby represents, warrants and covenants to Parent as follows:

                  (a) Stockholder has full power, authority and legal capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Stockholder and constitutes the valid and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms. Except as may be limited by (i) the effect of bankruptcy, insolvency, conservatorship, arrangement, moratorium or other laws affecting or relating to the rights of creditors generally, or (ii) the rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether considered in a proceeding in equity or at law, the execution and delivery of this Agreement by Stockholder does not, and the performance of Stockholder's obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Shares or New Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which

Stockholder is a party or by which Stockholder or the Shares or New Shares are or will be bound or affected.

                  (b) Until the Expiration Date, Stockholder will not and will use Stockholder's reasonable best efforts to cause Company, and any Representatives of Company or Stockholder, not to, except to the extent otherwise permitted under Section 6.04 of the Merger Agreement, take any of the actions restricted by such Section 6.04, which provisions are hereby incorporated by reference. In the event Stockholder shall receive or become aware of any Company Competing Transaction subsequent to the date hereof, Stockholder shall promptly inform Parent as to any such matter and the details thereof to the extent possible without breaching any other agreement to which such Stockholder is a party or violating its fiduciary duties. Stockholder shall take all actions requested by Company in connection with complying with Company's obligations under the Merger Agreement.

                  (c) Stockholder understands and agrees that if Stockholder attempts to transfer, vote or provide any other person with the authority to vote any of the Shares or New Shares other than in compliance with this Agreement, Company shall not, and Stockholder hereby unconditionally and irrevocably instructs Company to not, permit any such transfer on its books and records, issue a new certificate representing any of the Shares or New Shares or record such vote unless and until Stockholder shall have complied with the terms of this Agreement.

                  5. Additional Documents. Stockholder hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of Parent, to carry out the purpose and intent of this Agreement.

                  6. Consent and Waiver. Stockholder hereby gives any consents or waivers that are reasonably required for the consummation of the Transaction under the terms of any agreement to which Stockholder is a party or pursuant to any rights Stockholder may have.

                  7. Termination. This Agreement and the Proxy delivered in connection herewith shall terminate and shall have no further force or effect as of the Expiration Date.

                  8. Confidentiality. Stockholder agrees (i) to hold any information regarding this Agreement and the Transaction in strict confidence and (ii) not to divulge any such information to any third person, except to the extent any of the same is hereafter publicly disclosed by Parent.

                  9. Miscellaneous.

                  9.1 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                  9.2 Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without the prior written consent of the other. This Agreement is intended to bind Stockholder solely as a securityholder of Company only with respect to the specific matters set forth herein.

                  9.3 Amendment and Modification. This Agreement may not be modified, amended, altered or supplemented except by the execution and delivery of a written agreement executed by the parties hereto.

                  9.4 Specific Performance; Injunctive Relief. The parties hereto acknowledge that Parent will be irreparably harmed and that there will be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity and Stockholder hereby waives any and all defenses which could exist in its favor in connection with such enforcement and waives any requirement for the security or posting of any bond in connection with such enforcement.

                  9.5 Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given (a) when delivered, if delivered by hand, (b) one Business Day after transmitted, if transmitted by a nationally recognized overnight courier service, (c) when telecopied, if telecopied (which is confirmed), or (d) three business days after mailing, if mailed by registered or certified mail (return receipt requested), to the parties at the following addresses:

                  (a) If to Stockholder, at the address set forth below Stockholder's signature at the end hereof.

                  (b) if to Parent, to:

                           DoubleClick Inc.
                           450 West 33rd Street
                           New York, NY 10001
                           Attention:  Elizabeth Wang, General Counsel
                           Facsimile No:  (212) 287-9704

                           with a copy to:

                           Brobeck, Phleger & Harrison LLP
                           1633 Broadway
                           New York, New York  10019
                           Attention:  Scott L. Kaufman, Esq.
                           Facsimile No.: (212) 586-7878

or to such other address as any party hereto may designate for itself by notice given as herein provided.

                  9.6 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of New York without giving effect to the principles of conflicts of law thereof.

                  9.7 Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

                  9.8 Counterpart. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                  9.9 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties have caused this Stockholder Agreement to be executed as of the date first above written.




DOUBLECLICK INC.


By:
   ------------------------------------------

Name:
     ----------------------------------------

Title:
      ---------------------------------------

Address:
        -------------------------------------

        -------------------------------------

Phone:
      ---------------------------------------

Facsimile:
          -----------------------------------



                    [SIGNATURE PAGE TO STOCKHOLDER AGREEMENT]

                                       STOCKHOLDERS:


                                       SOFTBANK TECHNOLOGY VENTURES VI, L.P.
                                       By:  SBTV VI LLC, its general partner

                                       By:
                                          -------------------------------------
                                       Bradley Feld, Managing Director

                                       200 West Evelyn Avenue, Suite 200
                                       Mountain View, California  94041
                                       Phone:  650-962-2000
                                       Facsimile:  650-962-2020
                                       Copy to:  303-642-4001

                                       ----------------------------------------
                                       (Social Security or Tax I.D. Number)


Total Number of Shares of Company capital stock owned on the date hereof:

Common Stock:
             -----------------------------------

State of Residence:
                   -----------------------------


                    [SIGNATURE PAGE TO STOCKHOLDER AGREEMENT]

                                       SOFTBANK U.S. VENTURES VI, L.P.
                                       By:  SBTV VI LLC, its general partner

                                       By:
                                          --------------------------------------
                                       Bradley Feld, Managing Director

                                       200 West Evelyn Avenue, Suite 200
                                       Mountain View, California  94041
                                       Phone:  650-962-2000
                                       Facsimile:  650-962-2020
                                       Copy to:  303-642-4001

                                       -----------------------------------------
                                       (Social Security or Tax I.D. Number)


Total Number of Shares of Company capital stock owned on the date hereof:

Common Stock:
             -----------------------------------

State of Residence:
                   -----------------------------


                    [SIGNATURE PAGE TO STOCKHOLDER AGREEMENT]

                                        SOFTBANK TECHNOLOGY VENTURES
                                        ADVISORS FUND VI, L.P.
                                        By:  SBTV VI LLC, its general partner

                                        By:
                                           -------------------------------------
                                        Bradley Feld, Managing Director

                                        200 West Evelyn Avenue, Suite 200
                                        Mountain View, California  94041
                                        Phone:  650-962-2000
                                        Facsimile:  650-962-2020
                                        Copy to:  303-642-4001

                                        ----------------------------------------
                                        (Social Security or Tax I.D. Number)


Total Number of Shares of Company capital stock owned on the date hereof:

Common Stock:
             -----------------------------------

State of Residence:
                   -----------------------------


                    [SIGNATURE PAGE TO STOCKHOLDER AGREEMENT]

                                          SOFTBANK TECHNOLOGY VENTURES SIDE
                                          FUND VI, L.P.
                                          By:  SBTV VI LLC, its general partner

                                          By:
                                             -----------------------------------
                                          Bradley Feld, Managing Director

                                          200 West Evelyn Avenue, Suite 200
                                          Mountain View, California  94041
                                          Phone:  650-962-2000
                                          Facsimile:  650-962-2020
                                          Copy to:  303-642-4001

                                          --------------------------------------
                                          (Social Security or Tax I.D. Number)


Total Number of Shares of Company capital stock owned on the date hereof:

Common Stock:
             -----------------------------------

State of Residence:
                   -----------------------------


                    [SIGNATURE PAGE TO STOCKHOLDER AGREEMENT]

                                          SOFTBANK TECHNOLOGY ADVISORS FUND L.P.
                                          By:  STV IV LLC, its managing partner

                                          By:
                                             -----------------------------------
                                          Bradley Feld, Managing Director

                                          200 West Evelyn Avenue, Suite 200
                                          Mountain View, California  94041
                                          Phone:  650-962-2000
                                          Facsimile:  650-962-2020
                                          Copy to:  303-642-4001

                                          --------------------------------------
                                          (Social Security or Tax I.D. Number)


Total Number of Shares of Company capital stock owned on the date hereof:

Common Stock:
             -----------------------------------

State of Residence:
                   -----------------------------


                    [SIGNATURE PAGE TO STOCKHOLDER AGREEMENT]

                                          SOFTBANK TECHNOLOGY VENTURES IV L.P.
                                          By: STV IV LLC, its managing partner

                                          By:
                                             -----------------------------------
                                          Bradley Feld, Managing Director

                                          200 West Evelyn Avenue, Suite 200
                                          Mountain View, California  94041
                                          Phone:  650-962-2000
                                          Facsimile:  650-962-2020
                                          Copy to:  303-642-4001

                                          --------------------------------------
                                          (Social Security or Tax I.D. Number)


Total Number of Shares of Company capital stock owned on the date hereof:

Common Stock:
             -----------------------------------

State of Residence:
                   -----------------------------


                    [SIGNATURE PAGE TO STOCKHOLDER AGREEMENT]

                                          PEQUOT PRIVATE EQUITY FUND, L.P.
                                          By: Pequot Capital Management, Inc.,
                                                 its investment manager

                                          By:
                                             -----------------------------------

                                          Name:
                                               ---------------------------------

                                          Title:
                                                --------------------------------

                                          Address:
                                                  ------------------------------

                                                  ------------------------------

                                          Phone:
                                                --------------------------------

                                          Facsimile:
                                                    ----------------------------

                                          --------------------------------------
                                          (Social Security or Tax I.D. Number)


Total Number of Shares of Company capital stock owned on the date hereof:


Common Stock:
             -----------------------------------

State of Residence:
                   -----------------------------


                    [SIGNATURE PAGE TO STOCKHOLDER AGREEMENT]

                                       PEQUOT OFFSHORE PRIVATE EQUITY FUND, INC.
                                       By: Pequot Capital Management, Inc.,
                                           Its investment manager

                                       By:
                                          --------------------------------------

                                       Name:
                                            ------------------------------------

                                       Title:
                                             -----------------------------------

                                       Address:
                                               ---------------------------------

                                               ---------------------------------

                                       Phone:
                                             -----------------------------------

                                       Facsimile:
                                                 -------------------------------

                                       -----------------------------------------
                                       (Social Security or Tax I.D. Number)


Total Number of Shares of Company capital stock owned on the date hereof:

Common Stock:
             -----------------------------------

State of Residence:
                   -----------------------------


                    [SIGNATURE PAGE TO STOCKHOLDER AGREEMENT]

                                        REBAR, LLC

                                        By:
                                           -------------------------------------

                                        Name:
                                             -----------------------------------

                                        Title:
                                              ----------------------------------

                                        Address:  100 Superior Plaza Way
                                                  Suite 200
                                                  Superior, Colorado  80027

                                        Phone:
                                              ----------------------------------

                                        Facsimile:
                                                  ------------------------------

                                        ----------------------------------------
                                        (Social Security or Tax I.D. Number)




Total Number of Shares of Company capital stock owned on the date hereof:

Common Stock:
             -----------------------------------

State of Residence:
                   -----------------------------


                    [SIGNATURE PAGE TO STOCKHOLDER AGREEMENT]

                                       BRADLEY A. FELD


                                       -----------------------------------------
                                       Bradley A. Feld

                                       -----------------------------------------
                                       (Signature of Spouse)

                                       Address:
                                               ---------------------------------

                                               ---------------------------------

                                       Phone:
                                             -----------------------------------

                                       Facsimile:
                                                 -------------------------------

                                       -----------------------------------------
                                       (Social Security or Tax I.D. Number)


Total Number of Shares of Company capital stock owned on the date hereof:

Common Stock:
             -----------------------------------

State of Residence:
                   -----------------------------


                    [SIGNATURE PAGE TO STOCKHOLDER AGREEMENT]

                                       A. LAURENCE JONES


                                       -----------------------------------------
                                       A. Laurence Jones


                                       -----------------------------------------
                                       (Signature of Spouse)

                                       Address:
                                               ---------------------------------

                                               ---------------------------------

                                       Phone:
                                             -----------------------------------

                                       Facsimile:
                                                 -------------------------------

                                       -----------------------------------------
                                       (Social Security or Tax I.D. Number)


Total Number of Shares of Company capital stock owned on the date hereof:

Common Stock:
             -----------------------------------

State of Residence:
                   -----------------------------


                    [SIGNATURE PAGE TO STOCKHOLDER AGREEMENT]

                                       GERALD A. POCH


                                       -----------------------------------------
                                       Gerald A. Poch


                                       -----------------------------------------
                                       (Signature of Spouse)

                                       Address:
                                               ---------------------------------

                                               ---------------------------------

                                       Phone:
                                             -----------------------------------

                                       Facsimile:
                                                 -------------------------------

                                       -----------------------------------------
                                       (Social Security or Tax I.D. Number)


Total Number of Shares of Company capital stock owned on the date hereof:

Common Stock:
             -----------------------------------

State of Residence:
                   -----------------------------


                    [SIGNATURE PAGE TO STOCKHOLDER AGREEMENT]

                                       DENNIS J. CAGAN


                                       -----------------------------------------
                                       Dennis J. Cagan

                                       -----------------------------------------
                                       (Signature of Spouse)

                                       Address:
                                               ---------------------------------

                                               ---------------------------------

                                       Phone:
                                             -----------------------------------

                                       Facsimile:
                                                 -------------------------------

                                       -----------------------------------------
                                       (Social Security or Tax I.D. Number)


Total Number of Shares of Company capital stock owned on the date hereof:

Common Stock:
             -----------------------------------

State of Residence:
                   -----------------------------


                    [SIGNATURE PAGE TO STOCKHOLDER AGREEMENT]

                                       HOWARD S. DIAMOND


                                       -----------------------------------------
                                       Howard S. Diamond


                                       -----------------------------------------
                                       (Signature of Spouse)

                                       Address:
                                               ---------------------------------

                                               ---------------------------------

                                       Phone:
                                             -----------------------------------

                                       Facsimile:
                                                 -------------------------------

                                       -----------------------------------------
                                       (Social Security or Tax I.D. Number)


Total Number of Shares of Company capital stock owned on the date hereof:

Common Stock:
             -----------------------------------

State of Residence:
                   -----------------------------


                    [SIGNATURE PAGE TO STOCKHOLDER AGREEMENT]

                                                                       EXHIBIT I


                                IRREVOCABLE PROXY


                                TO VOTE STOCK OF


                               MESSAGEMEDIA, INC.


                  The undersigned stockholder of MessageMedia, Inc., a Delaware corporation ("COMPANY"), hereby irrevocably (to the full extent permitted by the Delaware General Corporation Law) appoints the members of the board of directors of DoubleClick Inc., a Delaware corporation ("PARENT"), and each of them, or any other designee of Parent (provided such designee serves as an executive officer of Parent), as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do so) with respect to all of the shares of capital stock of Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of Company issued or issuable in respect thereof on or after the date hereof (collectively, the "SHARES") in accordance with the terms of this Irrevocable Proxy. The Shares beneficially owned by the undersigned stockholder of Company as of the date of this Irrevocable Proxy are listed on the final page of this Irrevocable Proxy. Upon the undersigned's execution of this Irrevocable Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

                  This Irrevocable Proxy is irrevocable (to the extent provided in the Delaware General Corporation Law), is coupled with an interest, and is granted in consideration of Parent entering into that certain Agreement and Plan of Merger and Reorganization (the "MERGER AGREEMENT") among Parent, Atlas Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("MERGER SUB"), and Company, which Merger Agreement provides for the merger of Merger Sub with and into Company (the "MERGER"). As used herein, the term "EXPIRATION DATE" shall mean the earlier to occur of (i) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Merger Agreement, and (ii) the date of termination of the Merger Agreement.

                  The attorneys and proxies named above, and each of them are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting and other rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents pursuant to the Delaware General Corporation Law), at every annual, special or adjourned meeting of the stockholders of Company and in every written consent in lieu of such meeting, in favor of approval and adoption of the Merger Agreement and of the transactions contemplated thereby.

                  The attorneys and proxies named above may not exercise this Irrevocable Proxy on any other matter except as provided above. The undersigned stockholder may vote the Shares on all other matters.

                  All authority herein conferred shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                  This Irrevocable Proxy shall terminate, and be of no further effect, automatically upon the Expiration Date.

                  This Irrevocable Proxy is coupled with an interest as aforesaid and is irrevocable.

Dated:  June 1, 2001
                                           -------------------------------------
                                           (Signature of Stockholder)


                                           -------------------------------------
                                           (Print Name of Stockholder)


                                           Shares beneficially owned:


                                           __________ shares of Company Common
                                           Stock


                                      I-2